UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2022

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street Suite #610 Lexington, KY	40507
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Founder SPAC

11752 Lake Potomac Drive
Potomac, MD, 20854

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On August 15, 2022 (the “Closing Date”), Rubicon Technologies, Inc., a Delaware corporation (formerly a Cayman Islands exempted company known as Founder SPAC) (prior to the Closing Date, “Founder” and after the Closing Date, “New Rubicon”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated as of December 15, 2021 (the “Merger Agreement”), by and among Founder, Ravenclaw Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Founder (“Merger Sub”), Ravenclaw Merger Sub Corporation 1, a Delaware corporation and wholly owned subsidiary of Founder (“Merger Sub Inc. 1”), Ravenclaw Merger Sub Corporation 2, a Delaware corporation and wholly owned subsidiary of Founder (“Merger Sub Inc. 2”), Ravenclaw Merger Sub Corporation 3, a Delaware corporation and wholly owned subsidiary of Founder (“Merger Sub Inc. 3” and, together with Merger Sub Inc. 1 and Merger Sub Inc. 2, each a “Blocker Merger Sub” and collectively, the “Blocker Merger Subs”), Boom Clover Business Limited, a British Virgin Islands corporation (“Blocker Company 1”), NZSF Frontier Investments Inc., a Delaware corporation (“Blocker Company 2”), PLC Blocker A LLC, a Delaware limited liability company (“Blocker Company 3” and, together with Blocker Company 1 and Blocker Company 2, each a “Blocker Company” and collectively, the “Blocker Companies”), and Rubicon Technologies, LLC, a Delaware limited liability company (“Rubicon”).

On the Closing Date, as contemplated by the Merger Agreement and as described in the section entitled “Proposal 2—The Domestication Proposal” beginning on page 105 of the definitive proxy statement/consent solicitation statement/prospectus filed by Founder with the U.S. Securities and Exchange Commission (the “SEC”) on July 6, 2022 (as amended or supplemented, the “Proxy Statement/Consent Solicitation Statement/Prospectus”), Founder changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation under the laws of the State of Delaware (the “Domestication”), changing its name to Rubicon Technologies, Inc.

As a result of and upon the effective time of the Domestication, among other things, (a) each then-issued and outstanding Class A ordinary share, par value $0.0001 per share, of Founder (“Founder Class A Shares”) converted automatically into one share of Class A common stock, par value $0.0001 per share, of New Rubicon (“Domestication Class A Common Stock”), (b) each then-issued and outstanding Class B ordinary share, par value $0.0001 per share, of Founder (“Founder Class B Shares” and, together with Founder Class A Shares, “Founder Ordinary Shares”), converted automatically into one share of Domestication Class A Common Stock pursuant to the Sponsor Agreement, dated December 15, 2021, by and among Founder, Founder SPAC Sponsor LLC (“Sponsor”), Rubicon, and certain insiders of Founder (the “Sponsor Agreement”), (c) each then-issued and outstanding public warrant of Founder, each representing a right to acquire one Founder Class A Share for $11.50 (a “Founder Public Warrant”), converted automatically, on a one-for-one basis, into a public warrant of New Rubicon (“Domestication Public Warrant”) that represents a right to acquire one share of Domestication Class A Common Stock for $11.50 pursuant to Section 4.5 of the Warrant Agreement (as defined below), (d) each then-issued and outstanding private placement warrant, each representing a right to acquire one Founder Class A Share for $11.50 (a “Founder Private Placement Warrant”), converted automatically, on a one-for-one basis, into a private placement warrant of New Rubicon (“Domestication Private Warrant” and together with the Domestication Public Warrants, the “Warrants”) that represents a right to acquire one share of Domestication Class A Common Stock for $11.50 pursuant to Section 4.5 of the Warrant Agreement, and (e) each then-issued and outstanding unit of Founder, each representing a Founder Class A Share and one-half of a Founder Public Warrant (a “Founder Unit”), that had not been previously separated into the underlying Founder Class A Share and one-half of one Founder Public Warrant upon the request of the holder thereof, separated and automatically converted into one share of Domestication Class A Common Stock and one-half of one Domestication Public Warrant. No fractional Domestication Public Warrants were issued upon separation of the Founder Units. In addition, the certificate of incorporation of New Rubicon (the “Charter”) authorized Class V common stock, par value $0.0001 per share (“Domestication Class V Common Stock” and together with Domestication Class A Common Stock, the “Common Stock”). Domestication Class A Common Stock is entitled to economic rights typical of common stock, as specified in the Charter, and one vote per share, and Domestication Class V Common Stock is entitled to one vote per share with no economic rights.

Immediately following the Domestication, Merger Sub merged with and into Rubicon (the “Merger”), with Rubicon surviving the Merger as a wholly owned subsidiary of New Rubicon, whereby the Seventh Amended and Restated Operating Agreement of Rubicon, dated April 27, 2018, as amended, was amended and restated in the form attached hereto as Exhibit 10.9 (the “A&R LLCA”). Immediately following the consummation of the Merger and the effectiveness of the A&R LLCA, a series of sequential two-step mergers among the Blocker Merger Subs, Blocker Companies, and New Rubicon were consummated, such that (i) each Blocker Merger Sub merged with and into its corresponding Blocker Company, with the Blocker Company surviving the applicable merger as a wholly owned subsidiary of New Rubicon, following which (ii) the surviving Blocker Companies merged with and into New Rubicon, with New Rubicon surviving the merger (collectively, the “Blocker Mergers” and, together with the Merger, the “Mergers”) as necessary to effectuate the UP-C transaction structure, pursuant to which, following the Closing, substantially all of the assets and business of New Rubicon were held by Rubicon. The transactions set forth in the Merger Agreement, including the Mergers, constituted a “Business Combination” as contemplated by Founder’s amended and restated memorandum and articles of association.

In connection with the Merger, among other things, New Rubicon was issued Class A Units in Rubicon (“Class A Units”) and all preferred units, common units, and incentive units of Rubicon (including such convertible instruments, the “Rubicon Interests”) outstanding as of immediately prior to the Merger were automatically recapitalized into Class A Units and Class B Units of Rubicon (“Class B Units”) as authorized by the A&R LLCA. Following the Blocker Mergers, (a) holders of Rubicon Interests immediately before the Closing, other than the Blocker Companies (the “Blocked Unitholders”), were issued Class B Units (the “Rubicon Continuing Unitholders”), (b) Rubicon Continuing Unitholders were issued a number of shares of Domestication Class V Common Stock equal to the number of Class B Units issued to the Rubicon Continuing Unitholders, (c) Blocked Unitholders were issued shares of Domestication Class A Common Stock (as a result of the Blocker Mergers), (d) following the adoption of the Incentive Plan (as defined below) at the Closing and the effectiveness of a registration statement on Form S-8 to be filed by New Rubicon, holders of phantom units of Rubicon immediately prior to the Closing (“Rubicon Phantom Unitholders”) and those current and former directors, officers and employees of Rubicon entitled to certain cash bonuses (the “Rubicon Management Rollover Holders”) will be issued restricted stock units in New Rubicon (“RSUs”), which shall vest into shares of Domestication Class A Common Stock, and (e) New Rubicon issued 12,100,000 shares of Domestication Class A Common Stock to certain investors (the “PIPE Investors”) pursuant to the Subscription Agreements (as defined below). In addition to the securities issuable in connection with the Mergers, certain Rubicon Management Rollover Holders received one-time aggregate cash payments of approximately $28.9 million.

In addition, pursuant to the Merger Agreement, (i) Blocked Unitholders immediately before the Closing have the right to receive a pro rata portion of 1,488,519 shares of Domestication Class A Common Stock (“Earn-Out Class A Shares”), and (ii) Rubicon Continuing Unitholders immediately before the Closing have the right to receive a pro rata portion of 8,900,840 Class B Units (“Earn-Out Units”) and an equivalent number of shares of Domestication Class V Common Stock (“Earn-Out Class V Shares,” and together with the Earn-Out Class A Shares and Earn-Out Units, “Earn-Out Interests”), in each case, depending upon the performance of the Domestication Class A Common Stock during the five (5) year period after the Closing.

The material provisions of the Merger Agreement are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Proposal 1—The Business Combination Proposal—The Merger Agreement” beginning on page 80, which description is incorporated by reference herein.

PIPE Financing

Concurrent with the execution of the Merger Agreement, Founder entered into subscription agreements (the “Subscription Agreements”) with the PIPE Investors pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Founder agreed to issue and sell to the PIPE Investors an aggregate of 11,100,000 shares of Domestication Class A Common Stock for $10.00 per share, for an aggregate purchase price of $111,000,000, prior to or substantially concurrently with the Closing, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). On August 12, 2022, certain of the PIPE Investors increased their commitment amounts by an aggregate of $5.6 million to purchase an aggregate of 560,000 additional shares of Domestication Class A Common Stock on the same terms as their existing Subscription Agreements and new investors entered into Subscription Agreements with Founder to purchase an aggregate of 440,000 shares of Domestication Class A Common Stock for $10.00 per share, for an aggregate purchase price of $4.4 million (collectively, the “Additional PIPE Financing”). At the Closing, New Rubicon issued 12.1 million shares of Domestication Class A Common Stock to the PIPE Investors. The Subscription Agreements contain customary representations and warranties of Founder, on the one hand, and each PIPE Investor, on the other hand, and provide for certain customary registration rights with respect to the shares issued thereunder.

A description of the Subscription Agreements is included in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Proposal 1—The Business Combination Proposal—Certain Related Agreements—Subscription Agreements” beginning on page 85, which description is incorporated herein by reference.

Rubicon Equity Investment Agreement

On May 25, 2022, Rubicon and the Sponsor entered into the Rubicon Equity Investment Agreement with certain persons and Rubicon equityholders (the “New Equity Holders”) who are affiliated with Andres Chico, a member of the Board (as defined below), and Jose Miguel Enrich, a beneficial owner of greater than 10% of the issued and outstanding Common Stock of New Rubicon (the “Rubicon Equity Investment Agreement”). Pursuant to the Rubicon Equity Investment Agreement, the New Equity Holders previously advanced to Rubicon $8,000,000 and, at Closing, in full satisfaction of the advancements, (a) New Rubicon caused to be issued to the New Equity Holders 880,000 Class B Units pursuant to the Merger Agreement, (b) New Rubicon issued to the New Equity Holders 160,000 shares of Domestication Class A Common Stock, and (c) Sponsor forfeited 160,000 shares of Domestication Class A Common Stock. No interest accrued on any amounts advanced by the New Equity Holders.

A description of the Rubicon Equity Investment Agreement is included in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Proposal 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination—Rubicon—Rubicon Equity Investment Agreement” beginning on page 99, which description is incorporated herein by reference.

Forward Purchase Agreement

On August 4, 2022, Founder, Rubicon and ACM ARRT F LLC, a Delaware limited liability company (“ACM Seller”, together with such other parties to which obligations of ACM Seller were novated, the “FPA Sellers”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction. The primary purpose of entering into the Forward Purchase Agreement was to help ensure that New Rubicon’s initial listing application with the New York Stock Exchange (“NYSE”) was approved, increasing the likelihood that the Mergers would close. As of the Closing, ACM Seller had purchased an aggregate of 3,982,616 shares of Domestication Class A Stock, of which 666,667 shares were Share Consideration (as defined in the Forward Purchase Agreement), at an average purchase price per share of $10.15. As of the Closing, Vellar Opportunity Fund SPV – Series 2, a FPA Seller, had purchased an aggregate of 3,100,000 shares of Domestication Class A Stock, of which 333,333 shares were Share Consideration, at an average purchase price per share of $10.15. Pursuant to the Forward Purchase Agreement, each of the FPA Sellers waived its redemption rights under Founder’s governing documents in connection with the Closing. Following the Closing, New Rubicon is entitled to certain payments from the FPA Sellers upon the sale of Subject Shares (as defined in the Forward Purchase Agreement) and New Rubicon is obligated to make issuances of shares of Domestication Class A Common Stock upon certain of such sales by the FPA Sellers (the “Reissued Shares”).

A description of the Forward Purchase Agreement is included in Founder’s Form 8-K filed with the SEC on August 5, 2022, which description is incorporated herein by reference.

Sponsor Forfeiture Agreement

On August 15, 2022, prior to the Closing, Founder, Sponsor, and Rubicon entered into a forfeiture agreement (the “Sponsor Forfeiture Agreement”), whereby Sponsor forfeited 1,000,000 shares of Domestication Class A Common Stock (as converted from its Founder Class B Shares) in connection with the Closing.

The foregoing description of each of the Merger Agreement, the Subscription Agreements, the Rubicon Equity Investment Agreement, the Forward Purchase Agreement, the Sponsor Agreement and the Sponsor Forfeiture Agreement is a summary only and is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, the Subscription Agreements, a copy of the form of which is attached hereto as Exhibit 10.7, the Rubicon Equity Investment Agreement, a copy of which is attached hereto as Exhibit 10.14, the Forward Purchase Agreement, a copy of which is attached hereto as Exhibit 10.18, and the Sponsor Forfeiture Agreement, a copy of which is attached hereto as Exhibit 10.16, as applicable, each of which is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Eighth Amended and Restated Limited Liability Company Agreement of Rubicon Technologies Holdings, LLC

In connection with the Closing, New Rubicon and the Rubicon Continuing Unitholders entered into the A&R LLCA. Pursuant to the A&R LLCA, New Rubicon serves as managing member of Rubicon; as sole manager, New Rubicon is generally able to control the day-to-day business affairs and decision-making of Rubicon without the approval of any other member.

The A&R LLCA, among other things, provides Class B Unit holders with a right, from time to time, to elect to surrender Class B Units (an “Elective Exchange”) in exchange for (a) shares of Domestication Class A Common Stock, (b) cash, or (c) a combination of cash and Domestication Class A Common Stock, on the terms and subject to the conditions set forth in the A&R LLCA and the Policy Regarding Exchanges set forth as Annex E thereto. Upon the exchange of a Class B Unit, one share of Domestication Class V Common Stock held by such Class B Unit holder will be automatically cancelled. Holders may make an Elective Exchange on a quarterly exchange date set by Rubicon, or prior to (i) certain extraordinary transactions (e.g., merger, consolidation) involving Rubicon or New Rubicon or (ii) an Applicable Sale or Termination Transaction (each as defined in the A&R LLCA). At least two business days before an exchange date, New Rubicon will give written notice of its intended form of exchange consideration; if it does not timely deliver such notice, New Rubicon will be deemed to have elected to settle the exchange with shares of Domestication Class A Common Stock.

Beginning on the date on which the aggregate interest of holders of Class B Units (other than the Class A Units and Class B Units held directly or indirectly by New Rubicon) is less than fifteen (15) percent, Rubicon shall have the right, but not the obligation, to redeem all (but not less than all) outstanding Class B Units. Class B Units may be redeemed, at Rubicon’s election, for either shares of Domestication Class A Common Stock, cash of an equivalent value, or a combination thereof, in each case subject to certain adjustments made pursuant to and in accordance with the terms of the A&R LLCA.

A description of the A&R LLCA is included in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Proposal 1—The Business Combination Proposal—Certain Related Agreements—Eighth Amended and Restated Limited Liability Company Agreement of Rubicon” beginning on page 89, which description is incorporated herein by reference.

The foregoing description of the A&R LLCA does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the A&R LLCA, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Tax Receivable Agreement

Concurrent with the Closing, New Rubicon entered into a tax receivable agreement (the “Tax Receivable Agreement” or “TRA”) with Rubicon, the Rubicon Continuing Unitholders and Blocked Unitholders (the “TRA Holders”), and a designated TRA representative. Pursuant to the Tax Receivable Agreement, among other things, New Rubicon is required to pay to the TRA Holders 85% of the amount of the net cash tax savings, if any, that New Rubicon realizes (or, under certain circumstances, is deemed to realize) as a result of (i) increases in tax basis (and utilization of certain other tax benefits) resulting from Class B Unit future exchanges, (ii) certain favorable tax attributes (such as net operating losses attributable to pre-merger tax periods) New Rubicon acquired in the Blocker Mergers and (iii) any payments New Rubicon makes to the TRA Holders under the Tax Receivable Agreement (including tax benefits related to imputed interest). New Rubicon will retain the benefit of the remaining 15% of these net cash tax savings, if any.

The term of the Tax Receivable Agreement commenced upon the completion of the Business Combination (as defined below) and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or have expired, unless New Rubicon exercises its right to terminate the Tax Receivable Agreement (or the Tax Receivable Agreement is terminated due to a change in control or New Rubicon’s breach of a material obligation thereunder), in which case New Rubicon will be required to make the termination payment specified in the Tax Receivable Agreement.

A description of the Tax Receivable Agreement is included in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Proposal 1—The Business Combination Proposal—Certain Related Agreements—Tax Receivable Agreement” beginning on page 87, which description is incorporated herein by reference.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Tax Receivable Agreement, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

A&R Registration Rights Agreement

Concurrent with the Closing, Founder and the Sponsor entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with Rubicon and certain Rubicon equity holders (collectively, the “Legacy Rubicon Equityholders” and, together with the Sponsor and any persons who thereafter become party to the A&R Registration Rights Agreement, the “Holders”). Pursuant to the A&R Registration Rights Agreement, New Rubicon will file within 30 days after the Closing Date, and will use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) registering for resale (i) all outstanding shares of Domestication Class A Common Stock held by the Holders immediately following the Closing, (ii) all shares of Domestication Class A Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security held directly or indirectly by a Holder immediately following the Closing, (iii) any warrants or shares of Domestication Class A Common Stock that may be acquired by Holders upon the exercise of a warrant or other right to acquire Domestication Class A Common Stock held by a Holder immediately following the Closing, (iv) any shares of Domestication Class A Common Stock or warrants to purchase Domestication Class A Common Stock otherwise acquired or owned by a Holder following the date of the A&R Registration Rights Agreement to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of New Rubicon, and (v) any other equity security of New Rubicon or its subsidiaries issued or issuable with respect to any of the foregoing pursuant to a stock dividend or stock split or in connection with a recapitalization, merger, reorganization or similar transaction (all such securities, collectively, “Registrable Securities”). New Rubicon is required to maintain a continuously effective registration statement until such time as there are no longer any Registrable Securities outstanding, and to use its commercially reasonable efforts to as promptly as reasonably practicable cause a registration statement to regain effectiveness in the event that such registration statement ceases to be effective for any reason at any time while Registrable Securities are still outstanding. At any time that a registration statement is effective, any one or more Holders may request to sell all or a portion of its Registrable Securities in an underwritten offering that is registered pursuant to the registration statement; provided in each case that New Rubicon will only be obligated to effect an underwritten offering if such offering will include Registrable Securities proposed to be sold by the demanding Holders with a total offering price reasonably expected to exceed, in the aggregate, $35 million. The Legacy Rubicon Equityholders and the Sponsor may each demand not more than two (2) underwritten shelf takedowns in any 12-month period. The Holders also have certain customary “piggyback” registration rights with respect to registrations initiated by New Rubicon. New Rubicon will bear the expenses incurred in connection with the filing of any registration statements pursuant to the A&R Registration Rights Agreement.

The foregoing description of the A&R Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Equity Incentive Plan

On August 1, 2022, the board of directors of Founder approved the Rubicon Technologies, Inc. 2022 Equity Incentive Plan (the “Incentive Plan”). On August 2, 2022, Founder’s shareholders approved the Incentive Plan at the Extraordinary Meeting (as defined below) and on August 15, 2022, the newly constituted board of directors of New Rubicon (the “Board”) ratified the Incentive Plan. The purpose of the Incentive Plan is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of New Rubicon and its stockholders by providing stock-based compensation and other performance-based compensation. The Incentive Plan provides for the grant of options, stock appreciation rights, RSUs, restricted stock and other stock-based awards, any of which may be performance-based, and for incentive bonuses, which may be paid in cash, Domestication Class A Common Stock or a combination thereof, as determined by the Committee (as defined in the Incentive Plan). No awards were granted under the Incentive Plan prior to its approval by Founder’s shareholders.

In addition, certain RSU grants, and their terms and conditions, are expected to be approved and issued pursuant to the Incentive Plan upon the effectiveness of a registration statement to filed by New Rubicon on Form S-8.

A description of the Incentive Plan is set forth in the section of the Proxy Statement/Consent Solicitation Statement/Prospectus entitled “Proposal 6—The Share Plan Proposal” beginning on page 122, which description is incorporated herein by reference.

The foregoing description of the Incentive Plan is not complete and is subject to and qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Indemnification Agreements

New Rubicon has entered into indemnification agreements with each of its directors and officers (collectively, the “Indemnitees” and, the “Indemnification Agreements”). The Indemnification Agreements provide for certain indemnification and advancement of expenses by New Rubicon in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of New Rubicon or service to other entities at New Rubicon’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreements is not complete and is subject to and qualified in its entirety by reference to the complete text of the Indemnification Agreements, the form of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Warrant Agreement

Concurrent with the consummation of Founder’s initial public offering, Founder entered into a Warrant Agreement, dated as of October 14, 2021 (as amended by the Warrant Agreement Amendment (as defined below), the “Warrant Agreement”), with Continental Stock Transfer & Trust Company (“Continental”). Pursuant to the Warrant Agreement, among other things, New Rubicon is required to, as soon as practicable after Closing, but in no event later than 15 business days after Closing, use its best efforts to file a registration statement for (i) the resale of the Domestication Private Warrants and (ii) the shares of Domestication Class A Common Stock underlying the Warrants, and to use its best efforts to have such registration statement declared effective no later than 60 business days after Closing. New Rubicon has agreed to keep such registration statement effective until the expiration of the Warrants.

On August 15, 2022, in connection with the Closing, Continental and New Rubicon amended the Warrant Agreement to, among other things, reflect the change in name and the Domestication (the “Warrant Agreement Amendment”).

The foregoing descriptions of the Warrant Agreement and Warrant Agreement Amendment are not complete and are subject to and qualified in their entirety by reference to the complete text of the Warrant Agreement and Warrant Agreement Amendment, as applicable, which are attached hereto as Exhibits 4.4 and 4.5, respectively, and incorporated herein by reference.

Sponsor Forfeiture Agreement

The disclosure set forth in the “Introductory Note” above regarding the Sponsor Forfeiture Agreement is incorporated into this Item 1.01 by reference.

Additional PIPE Financing

The disclosure set forth in the “Introductory Note” above regarding the Additional PIPE Financing is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above, including with respect to the Mergers, is incorporated into this Item 2.01 by reference.

Each of the proposals included in the Proxy Statement/Consent Solicitation Statement/Prospectus was approved by Founder’s shareholders at an extraordinary general meeting of shareholders held on August 2, 2022 (the “Extraordinary Meeting”).

As of the Closing Date, and immediately following the consummation of the transactions contemplated by the Merger Agreement (the “Business Combination”), New Rubicon had the following issued and outstanding securities:

●	46,300,005 shares of Domestication Class A Common Stock (inclusive of issuances pursuant to the Merger Agreement, Rubicon Equity Investment Agreement, PIPE Financing, and Additional PIPE Financing);

●	114,411,906 shares of Domestication Class V Common Stock;

●	15,812,476 Domestication Public Warrants, each exercisable for one share of Domestication Class A Common Stock at a price of $11.50 per share; and

●	14,204,375 Domestication Private Warrants, each exercisable for one share of Domestication Class A Common Stock at a price of $11.50 per share.

The above figures do not include the (a) 114,411,906 issued and outstanding Class B Units which may be exchanged for an equivalent number of Domestication Class A Common Stock pursuant to the A&R LLCA, (b) 4,265,971 shares of Domestication Class V Common Stock (and an equivalent number of Class B Units) issuable by New Rubicon pursuant to the Merger Agreement upon receipt by New Rubicon of the required documentation set forth in the Merger Agreement, including a letter of transmittal, (c) 1,488,519 Earn-Out Class A Shares, (d) 8,900,840 Earn-Out Class V Shares, and (e) 8,900,840 Earn-Out Units which may be exchanged for an equivalent number of shares of Domestication Class A Common Stock pursuant to the A&R LLCA. The Earn-Out Interests and their vesting conditions and terms are described in the section entitled “Proposal 1—The Business Combination Proposal—The Merger Agreement—Earn-Out Consideration” beginning on page 81 of the Proxy Statement/Consent Solicitation Statement/Prospectus, which description is incorporated herein by reference.

FORM 10 INFORMATION

Prior to the Closing, Founder was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, New Rubicon became a holding company whose only material assets consist of equity interests in Rubicon.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Exchange Act, including statements regarding the anticipated benefits of the Business Combination and the financial condition, results of operations, and prospects of New Rubicon. Forward-looking statements appear in a number of places in this Current Report on Form 8-K including, without limitation, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. You should understand that the following important factors, in addition to those factors described elsewhere in this Current Report on Form 8-K, could affect the future results of New Rubicon and could cause those results or other outcomes to differ materially from those expressed or implied in such forward-looking statements, including New Rubicon’s ability to:

●	access, collect and use personal data about consumers;

●	execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business;

●	anticipate the impact of the coronavirus disease 2019 (“COVID-19”) pandemic and its effect on business and financial conditions;

●	manage risks associated with operational changes in response to the COVID-19 pandemic;

●	realize the benefits expected from the Business Combination;

●	anticipate the uncertainties inherent in the development of new business lines and business strategies;

●	retain and hire necessary employees;

●	increase brand awareness;

●	attract, train and retain effective officers, key employees or directors;

●	upgrade and maintain information technology systems;

●	acquire and protect intellectual property;

●	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

●	effectively respond to general economic and business conditions;

●	maintain the listing of New Rubicon’s securities on the NYSE or an inability to have New Rubicon’s securities listed on another national securities exchange;

●	obtain additional capital, including use of the debt market;

●	enhance future operating and financial results;

●	anticipate rapid technological changes;

●	comply with laws and regulations applicable to its business, including laws and regulations related to data privacy and insurance operations;

●	stay abreast of modified or new laws and regulations applying to its business;

●	anticipate the impact of, and respond to, new accounting standards;

●	anticipate the rise in interest rates and other inflationary pressures which increase the cost of capital;

●	anticipate the significance and timing of contractual obligations;

●	maintain key strategic relationships with partners and distributors;

●	respond to uncertainties associated with product and service development and market acceptance;

●	manage to finance operations on an economically viable basis;

●	anticipate the impact of new U.S. federal income tax law, including the impact on deferred tax assets;

●	successfully defend litigation; and

●	successfully deploy the proceeds from the Business Combination.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are more fully described under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K. Forward-looking statements are not guarantees of performance and speak only as of the date hereof. The forward-looking statements are based on the current and reasonable expectations of New Rubicon’s management but are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated or that New Rubicon will achieve or realize these plans, intentions or expectations.

All forward-looking statements attributable to New Rubicon or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. New Rubicon undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of New Rubicon on the relevant subject. These statements are based upon information available to New Rubicon as of the date of this Current Report on Form 8-K, and while New Rubicon believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that New Rubicon has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Business and Facilities

The information set forth in the section of the Proxy Statement/Consent Solicitation Statement/Prospectus entitled “Information About Rubicon” beginning on page 162, including the information regarding the properties used in Rubicon’s business included in the subsection thereof entitled “Information About Rubicon—Facilities” on page 176, and in the section of the Proxy Statement/Consent Solicitation Statement/Prospectus entitled “Information About Founder” beginning on page 151 is incorporated herein by reference.

Risk Factors

Investing in New Rubicon’s securities involves substantial risks. Before you make a decision to buy New Rubicon’s securities, in addition to the risks and uncertainties discussed below you should carefully consider the specific risks and other information set forth in this Current Report on Form 8-K, including “Cautionary Note Regarding Forward-Looking Statements,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this Current Report on Form 8-K. If any of these risks actually occur, it may materially harm New Rubicon’s business, financial condition, liquidity and results of operations. As a result, the market price of New Rubicon’s securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this Current Report on Form 8-K (or any amendment thereto) are not the only risks and uncertainties that New Rubicon faces. Additional risks and uncertainties not presently known to New Rubicon or that New Rubicon currently believes to be immaterial may become material and adversely affect its business.

The issuances of additional shares of Domestication Class A Common Stock pursuant to certain of New Rubicon’s contracts and arrangements may result in dilution of holders of Domestication Class A Common Stock and have a negative impact on the market price of the Domestication Class A Common Stock.

Pursuant to the Forward Purchase Agreement, New Rubicon may issue up to $19.95 million of Reissued Shares for no additional consideration. The timing and frequency in which New Rubicon is obligated to issued Reissued Shares is solely dependent on the FPA Sellers and their decision to sell Subject Shares and at what price. Therefore, New Rubicon cannot reasonably predict the amount and frequency in which Reissued Shares will be issued pursuant to the Forward Purchase Agreement, if any. As a result, the issuance of these shares will be below the current trading price of the Domestication Class A Common Stock.

Pursuant to certain deferred fee arrangements entered into with certain of New Rubicon’s advisors in connection with the Business Combination, New Rubicon may issue an aggregate of approximately $23.1 million of shares of Domestication Class A Common Stock in satisfaction of the outstanding amounts owed thereunder pursuant to the terms therein (the “Deferred Fee Arrangements”). Under these arrangements, at New Rubicon’s election, New Rubicon may pay such amounts in cash and/or equity within four to six months following the Closing. New Rubicon may not elect to pay such obligations in equity until October 14, 2022 (60 days following Closing), and any shares issued upon such election shall be issued at the ten trading-day volume-weighted average price prior to any such election. The timing, frequency, and the price at which New Rubicon issues shares of Domestication Class A Common Stock are subject to market prices and management’s decision to repay such amount in equity, if at all. Any shares of Domestication Class A Common Stock issued pursuant to these arrangements will need to be registered for resale on a Form S-1 registration statement.

As of August 15, 2022, there were 160,711,911 shares of Common Stock outstanding. Assuming (a) that the full amounts set forth above are paid in Domestication Class A Common Stock and (b) the 10-day volume-weighted average price at which New Rubicon issues such shares is $10.00, such additional issuances would represent in the aggregate approximately 4.3 million additional shares of Domestication Class A Common Stock or approximately 2.6% of the total number of shares of Common Stock outstanding at Closing, after giving effect to such issuances. If the 10 day volume-weighted average price is $5.00, such additional issuances would represent in the aggregate approximately 8.6 million additional shares of Domestication Class A Common Stock or approximately 5.1% of the total number of shares of Common Stock outstanding at Closing, after giving effect to such issuances.

If and when New Rubicon does issue securities, such recipients, upon effectiveness of a Form S-1 registration statement registering such securities for resale, may resell all, some or none of such shares in their discretion and at different prices subject to the terms of the applicable agreement. As a result, investors who purchase shares from such recipients at different times will likely pay different prices for those shares, and so may experience different levels of dilution (and in some cases substantial dilution) and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase as a result of future sales made by New Rubicon to such aforementioned parties or others at prices lower than the prices such investors paid for their shares. In addition, if New Rubicon issues a substantial number of shares to such parties, or if investors expect that New Rubicon will do so, the actual sales of shares or the mere existence of an arrangement with such parties may adversely affect the price of New Rubicon’s securities or make it more difficult for New Rubicon to sell equity or equity-related securities in the future at a desirable time and price, or at all.

The issuance, if any, of Domestication Class A Common Stock would not affect the rights or privileges of New Rubicon’s existing stockholders, except that the economic and voting interests of existing stockholders would be diluted. Although the number of shares of Domestication Class A Common Stock that existing stockholders own would not decrease as a result of these additional issuances, the shares of Domestication Class A Common Stock owned by existing stockholders would represent a smaller percentage of the total outstanding shares of Domestication Class A Common Stock after any such issuance.

A significant portion of the total outstanding shares of Domestication Class A Common Stock (or shares of Domestication Class A Common Stock that may be issued in the future pursuant to an exchange or redemption of Class B Units) are subject to lock-up restrictions, but may be sold into the market in the near future. This could cause the market price of New Rubicon’s securities to drop significantly.

Pursuant to the Sponsor Agreement, the Sponsor and each Founder insider agreed not to transfer any Founder Class B Shares or Founder Private Placement Warrants (or any shares of Domestication Class A Common Stock issuable upon conversion or exercise thereof) until the earlier of (i) February 11, 2023 (180 days after the Closing Date) and (ii) the date after the Closing on which New Rubicon completes a liquidation, merger, or similar transaction that results in all of New Rubicon’s stockholders having the right to exchange their shares of Domestication Class A Common Stock for cash, securities or other property. Sponsor holds 6,746,250 shares of Domestication Class A Common Stock (after accounting for certain forfeitures in connection with the Closing) and 12,623,125 Domestication Private Warrants (exercisable into 12,623,125 shares of Domestication Class A Common Stock).

Pursuant to the those certain lock-up agreements Founder entered into with certain holders of Rubicon Interests (the “Lock-Up Agreements”), each holder agreed to certain transfer restrictions with respect to its Domestication Class A Common Stock and/or Class B Units received as transaction consideration pursuant to the Merger Agreement, until the earlier of (i) February 11, 2023 (180 days after the Closing Date) and (ii) the date after the Closing on which New Rubicon completes a liquidation, merger, or similar transaction that results in all of New Rubicon’s stockholders having the right to exchange their equity holdings for cash, securities or other property. The holders of Rubicon Interests further agreed pursuant to the Lock-Up Agreements not to exchange Class B Units for Domestication Class A Common Stock during this restricted period. As of the Closing Date, there were approximately 138.5 million shares of Domestication Class A Common Stock (or Class B Units otherwise exchangeable for shares of Domestication Class A Common Stock) subject to these restrictions.

In addition to the Sponsor Agreement and Lock-Up Agreements, New Rubicon entered into the following agreements whereby it issued or has agreed to issue unregistered securities that require an effective registration statement on Form S-1 for the resale thereof:

●	Pursuant to the Subscription Agreements, New Rubicon issued 12.1 million shares of Domestication Class A Common Stock.

●	Pursuant to the Rubicon Equity Investment Agreement, New Rubicon issued 160,000 shares of Domestication Class A Common Stock to the New Equity Holders.

●	Pursuant to the Forward Purchase Agreement, New Rubicon may issue up to $19.95 million of shares of Domestication Class A Common Stock to the FPA Sellers as Reissued Shares.

●	Pursuant to the Deferred Fee Arrangements, New Rubicon may issue up to $23.1 million of shares of Domestication Class A Common Stock.

It is the intention of New Rubicon to file a registration statement on Form S-1 that registers for resale the shares of Domestication Class A Common Stock issued to the PIPE Investors and the New Equity Holders within 10 days following the Closing. In the event that New Rubicon issues shares pursuant to the Forward Purchase Agreement or any of the Deferred Fee Agreements, it expects to register such securities for resale on Form S-1. Once these shares are registered for resale, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

Additional risks associated with New Rubicon’s business, operations and other matters are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Risk Factors” beginning on page 39, which is incorporated herein by reference.

Financial Information

Unaudited Consolidated Financial Statements

The unaudited condensed financial statements as of and for the three and six months ended June 30, 2022 and 2021, and the related notes thereto beginning on page 5 of Founder’s Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2022 (the “Form 10-Q”), are incorporated herein by reference. These unaudited consolidated financial statements should be read in conjunction with the historical audited financial statements of Founder from April 26, 2021 (inception) through December 31, 2021 and the related notes included in the Proxy Statement/Consent Solicitation Statement/Prospectus beginning on page F-2, which are incorporated herein by reference.

The unaudited consolidated financial statements of Rubicon as of and for the three and six months ended June 30, 2022 and 2021 are set forth in Exhibit 99.2 hereto and are incorporated by reference herein. These unaudited consolidated financial statements should be read in conjunction with the historical audited financial statements of Rubicon for the years ended December 31, 2021 and 2020 and the related notes included in the Proxy Statement/Consent Solicitation Statement/Prospectus beginning on page F-36, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.4 to this Current Report on Form 8-K is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Managements’ discussion and analysis of the financial condition and results of operations prior to the Mergers is included in (a) Rubicon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included as Exhibit 99.3 hereto and incorporated herein by reference and (b) Founder’s Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 17 of the Form 10-Q and incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to New Rubicon regarding beneficial ownership of shares of Common Stock as of August 15, 2022 by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is known by New Rubicon to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

●	each of New Rubicon’s Named Executive Officers (as defined below) and directors; and

●	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, New Rubicon believes that the persons and entities named in the table below possess sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Shares of Common Stock subject to options or Warrants that are exercisable within 60 days of the table date are deemed to be outstanding and beneficially owned by the persons holding those options or Warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of such persons. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. The beneficial ownership percentages set forth in the table below are based on 160,711,911 shares of Common Stock issued and outstanding as of August 15, 2022.

Name and Address of Beneficial Owner(1)	Class A Common Stock	Class V Common Stock	Voting Power and Implied Ownership(2)
Directors and Named Executive Officers
Nate Morris(3)	-	22,917,675	14.3%
Michael Heller	-	-	0.0%
Phil Rodoni		1,336,769	0.8%
Osman Ahmed	-	-	0.0%
Jack Selby	-	-	0.0%
Ambassador Paula J. Dobriansky	-	24,493	0.0%
Brent Callinicos	-	314,579	0.2%
Barry Caldwell	-	-	0.0%
Coddy Johnson	-	-	0.0%
Andres Chico(4)	-	-	0.0%
Paula Henderson	-	-	0.0%
All Directors and Executive Officers as a Group (18 Individuals)	-	24,878,389	15.5%

Five Percent Holders
Founder SPAC Sponsor LLC(5)	19,369,375	-	11.2%
MBI Holdings LP.(6)	740,000	10,513,171	7.0%
GFAPCH FO, S.C.(7)	-	17,084,267	10.6%
Jose Miguel Enrich(8)	1,180,000	27,597,438	17.9%
Guardians of New Zealand Superannuation(9)	22,912,903	-	14.3%
RGH, Inc.(10)	-	22,917,675	14.3%

(1)	Unless otherwise noted, the business address of each person is 100 West Main Street Suite #610 Lexington, KY 40507.
(2)	Voting Power and Implied Ownership is calculated based on 46,300,005 shares of Domestication Class A Common Stock and 114,411,906 shares of Domestication Class V Common Stock outstanding as of August 15, 2022.

(3)	Represents securities held by RGH Inc., as described in note 10. Figures do not include the RSUs expected to be issued to such holder pursuant to the Merger Agreement and the Morris Employment Agreement, in each case to be issued to such holder upon the filing and effectiveness of a Form S-8 registration statement following the consummation of the Business Combination. Such filing is expected to occur no sooner than 60 days following the date hereof.
(4)	Does not include any shares indirectly owned by Mr. Chico as a result of his pecuniary interests in MBI Holdings LP and GFAPCH FO, S.C, as described in notes 6 and 7, respectively.
(5)	Represents (a) 6,746,250 shares of Domestication Class A Common Stock and (b) 12,623,125 shares of Domestication Class A Common Stock that underly the 12,623,125 Domestication Private Warrants that are exercisable within 60 days from the date hereof. Manpreet Singh has voting and dispositive power over the securities held by Sponsor and therefore may be deemed to be a beneficial owner thereof. The business address of Mr. Singh and Sponsor is 11752 Lake Potomac Drive, Potomac, MD 20854.
(6)	Represents (a) 10,513,712 shares of Domestication Class V Common Stock and equivalent number of Class B Units and (b) 740,000 shares of Domestication Class A Common Stock. Jose Miguel Enrich is the general partner of MBI Holdings LP (“MBI”), and therefore, Mr. Enrich has voting and dispositive control over the securities of and may be deemed to beneficially own the securities held by MBI. Mr. Enrich disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The business address of each of MBI and Mr. Enrich is 781 Crandon Blvd 902, Key Biscayne FL 33149.
(7)	Represents (a) 55,897,164 shares of Domestication Class V Common Stock and equivalent number of Class B Units held by RUBCN Holdings LP (“RUBCN Holdings”), (b) 4,055,591 shares of Domestication Class V Common Stock and equivalent number of Class B Units held by RUBCN IV LP (“RUBCN IV”), and (c) 7,131,512 shares of Domestication Class V Common Stock and equivalent number of Class B Units held by RUBCN Holdings V LP (“RUBCN Holdings V”). GFAPCH FO, S.C, a Mexican corporation (“Ontario GP”), is the general partner of each of RUBCN Holdings, RUBCN IV, and RUBCN Holdings V. Mr. Enrich is the sole director of Ontario GP, and therefore, Mr. Enrich has voting and dispositive control over the securities of and may be deemed to beneficially own the securities held by RUBCN Holdings, RUBCN IV, and RUBCN Holdings V. Mr. Enrich disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The business address of each of RUBCN Holdings, RUBCN IV, RUBCN Holdings V, Ontario GP and Mr. Enrich is 781 Crandon Blvd 902, Key Biscayne FL 33149.
(8)	Mr. Enrich, as referenced in notes 6 and 7 above, has voting and dispositive control over the securities of and may be deemed to beneficially own the securities held directly and indirectly by MBI and Ontario GP. In addition to such interests described in notes 6 and 7, Mr. Enrich may be deemed to beneficially own the following securities: (a) 140,000 shares of Domestication Class A Common Stock held by Bolis Holdings LP (“Bolis LP”), (b) 150,000 shares of Domestication Class A Common Stock held by DGR Holdings LP (“DGR LP”), and (c) 150,000 shares of Domestication Class A Common Stock held by Pequeno Holdings LP (“Pequeno LP”). Bolis Holdings LLC (“Bolis LLC”) is the general partner of Bolis LP. Pequeno Holdings LLC (“Pequeno LLC”) is the general partner of Pequeno LP. DGR Holdings LLC (“DGR LLC”) is the general partner of DGR LP. Mr. Enrich is the sole director of each of Bolis LLC, Pequeno LLC and DGR LLC, and has voting and dispositive control over such securities and may be deemed to beneficially own such securities held by Bolis LP, Pequeno LP, and DGR LP. Mr. Enrich disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The business address of each of Mr. Enrich, MBI, Ontario GP, Bolis LP, Pequeno LP, DGR LP, Bolis LLC, Pequeno LLC, and DGR LLC is 781 Crandon Blvd 902, Key Biscayne FL 33149.
(9)	Guardians of New Zealand Superannuation is a New Zealand autonomous crown entity (“Guardians”). Matthew Whineray is the chief executive officer of Guardians and has voting and dispositive control over the securities held by Guardians. Therefore, Mr. Whineray may be deemed to beneficially own such securities held by Guardians. The business address of Mr. Whineray and Guardians is Level 12, 21 Queen Street, Auckland 1010, New Zealand.
(10)	Nate Morris is a director and the chief executive officer of RGH, Inc. and has investment control of the securities held by RGH, Inc. Accordingly, Mr. Morris may be deemed to have beneficial ownership of such securities. Mr. Morris disclaims all beneficial ownership of these securities except to the extent of his pecuniary interest therein. The business address of each of Mr. Morris and RGH, Inc. is 191 Peachtree St., N.E., 34th Floor, Atlanta, GA 20202, Attn: Scott A. Augustine.

Information about Directors and Executive Officers

New Rubicon’s directors and executive officers are as follows:

Name	Age	Position
Nate Morris	41	Chairman and Chief Executive Officer
Phil Rodoni	50	Chief Technology Officer
Michael Heller	60	Chief Administrative Officer
Jevan Anderson	53	Chief Financial Officer
Renaud de Viel Castel	44	Chief Operations Officer
Michael Allegretti	43	Chief Strategy Officer
William Meyer	39	General Counsel
David Rachelson	41	Chief Sustainability Officer
Dan Sampson	46	Chief Marketing & Communications Officer
Tom Owston	36	Interim Chief Commercial Officer
Osman Ahmed	36	Director
Jack Selby	48	Director
Ambassador Paula J. Dobriansky	66	Director
Brent Callinicos	56	Director
Barry Caldwell	62	Director
Coddy Johnson	46	Director
Andres Chico	35	Director
Paula Henderson	50	Director

Information with respect to New Rubicon’s directors and executive officers immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “Proposal 5—The Directors Proposal” beginning on page 118, and “Management of New Rubicon After the Business Combination” beginning on page 204, which information is incorporated herein by reference.

Resignations and Appointments

Other than Mr. Ahmed and Mr. Selby, each of Founder’s directors, Hassan Ahmed, Rob Theis, Steve Papa and Allen Salmasi, prior to the Closing resigned from their respective position as a director of Founder, in each case effective as of the effective time on the Closing Date.

Effective as of the Closing, Mr. Morris, Mr. Chico, Mr. Johnson, Ms. Henderson, Ambassador Dobriansky, Mr. Callinicos, Mr. Caldwell, Mr. Ahmed, and Mr. Selby were elected to serve on the Board until their respective successors are duly elected and qualified.

Following the Closing, the size of the Board increased to nine (9) directors. Additionally, the Board is divided into three classes designated as Class I, Class II and Class III. Class I directors, consisting of Jack Selby, Barry Caldwell, and Paula Henderson, will initially serve for a term expiring at the first annual meeting of stockholders following the Closing Date, which is expected to be held in 2023. Class II directors, consisting of Coddy Johnson, Osman Ahmed, and Paula Dobriansky, will initially serve for a term expiring at the second annual meeting of stockholders following the Closing Date, which is expected to be held in 2024. Class III directors, consisting of Andres Chico, Brent Callinicos, and Nate Morris, will initially serve for a term expiring at the third annual meeting of stockholders following the Closing Date, which is expected to be held in 2025. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on the Board.

Messrs. Ahmed and Singh, officers of Founder and/or its subsidiaries prior to the Closing, resigned from all positions held as an officer of Founder or its subsidiaries, in each case effective as of the effective time on the Closing Date.

Effective as of the Closing, Mr. Morris was appointed to serve as New Rubicon’s Chief Executive Officer, Mr. Anderson was appointed to serve as New Rubicon’s Chief Financial Officer, Mr. Rodoni was appointed to serve as New Rubicon’s Chief Technology Officer, Mr. Heller was appointed as New Rubicon’s Chief Administrative Officer, Mr. de Viel Castel was appointed as New Rubicon’s Chief Operations Officer, Mr. Allegretti was appointed as New Rubicon’s Chief Strategy Officer, Mr. Meyer was appointed as New Rubicon’s General Counsel, Mr. Rachelson was appointed as New Rubicon’s Chief Sustainability Officer, Mr. Sampson was appointed as New Rubicon’s Chief Marketing & Communications Officer, and Mr. Owston was appointed as New Rubicon’s Interim Chief Commercial Officer.

Director Independence

NYSE listing rules require that a majority of the board of directors of a company listed on NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The NYSE listing rules also include certain bright line independence requirements. The Board has determined that each of Ms. Henderson, Mr. Johnson, Ambassador Dobriansky, Mr. Caldwell, Mr. Callinicos, Mr. Ahmed, and Mr. Selby are “independent” as defined under NYSE listing rules. In making these determinations, the Board considered the current and prior relationships that each non-employee director had with Rubicon and has with New Rubicon and all other facts and circumstances the Board deemed relevant in determining independence, including each non-employee director’s beneficial ownership of Common Stock and the transactions involving them described below in the section entitled “Certain Relationships and Related Party Transactions.”

The NYSE and SEC also have certain specific independence requirements applicable to members of committees of a listed company’s board of directors. The NYSE listing rules require that, subject to specified exceptions, a listed company’s audit, compensation and nominating and governance committees be comprised entirely of independent directors. In order to be considered to be independent for purposes of Exchange Act Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Committees of the Board of Directors

The standing committees of the Board consist of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Corporate Citizenship Committee. Each committee operates under a charter that has been approved by the Board and that is available on New Rubicon’s website at https://investors.rubicon.com. The committees have the composition and responsibilities described below.

Audit Committee

The Audit Committee consists of Brent Callinicos, Osman Ahmed, and Barry Caldwell, each of whom are independent directors under NYSE listing standards and Rule 10A-3 of the Exchange Act and are “financially literate” as defined under NYSE listing standards and interpreted by the Board using its business judgment. Mr. Callinicos serves as chairman of the Audit Committee. The Board has determined that Mr. Callinicos qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The primary role of the Audit Committee is to exercise primary financial oversight on behalf of the Board. New Rubicon’s management team is responsible for preparing financial statements, and New Rubicon’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is directly responsible for the selection, engagement, compensation, retention and oversight of New Rubicon’s independent registered public accounting firm and for the review of any proposed related persons transactions. The Audit Committee is also responsible for the review of any proposed related persons transactions. The Audit Committee has established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

The Compensation Committee consists of Brent Callinicos, Paula Dobriansky, and Paula Henderson, each of whom is an independent director under NYSE listing standards. Ambassador Dobriansky serves as chairman of the Compensation Committee. The Compensation Committee is responsible for approving the compensation payable to the executive officers of New Rubicon, and administering the Incentive Plan. The Compensation Committee acts on behalf of the Board to establish the compensation of the chief executive officer and in conjunction with the Board to establish the compensation of executive officers of New Rubicon (other than the chief executive officer) and to provide oversight of New Rubicon’s overall compensation programs and philosophy.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Paula Dobriansky, Coddy Johnson, and Paula Henderson, each of whom is an independent director under NYSE’s listing standards. Ms. Henderson serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to the committees; establishing a policy for considering stockholder nominees to the Board; reviewing the corporate governance principles and making recommendations to the Board regarding possible changes; and reviewing and monitoring compliance with New Rubicon’s Code of Business Conduct and Ethics.

Corporate Citizenship Committee

The Corporate Citizenship Committee consists of Coddy Johnson, Barry Caldwell, and Jack Selby, each of whom is an independent director under NYSE’s listing standards. Mr. Johnson serves as the chair of the Corporate Citizenship Committee. The Corporate Citizenship Committee assists the Board in its oversight of New Rubicon’s policies, programs and related risks that concern key sustainability initiatives and engagement, and public policy matters, including public issues of significance to New Rubicon and its stakeholders that may affect New Rubicon’s business, strategy, operations, performance or reputation, including charitable contributions, maintaining safe and secure communities, and corporate social responsibility.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of Brent Callinicos, Paula Dobriansky, and Paula Henderson. None of New Rubicon’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on the Board.

Code of Business Conduct and Ethics

New Rubicon has adopted a Code of Business Conduct and Ethics for its directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on New Rubicon’s website at https://investors.rubicon.com. New Rubicon will make a printed copy of the Code of Business Conduct and Ethics available to any shareholder who so requests. Requests for a printed copy may be directed to: Rubicon, 100 W Main Street, Suite 610, Lexington, Kentucky 40507, Attention: Investor Relations.

If New Rubicon amends or grants a waiver of one or more of the provisions of its Code of Business Conduct and Ethics, New Rubicon intends to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers of provisions of its Code of Business Conduct and Ethics that apply to New Rubicon’s principal executive officer, principal financial officer and principal accounting officer by posting the required information on New Rubicon’s website at https://investors.rubicon.com. The information on this website is not part of this Current Report on Form 8-K.

Corporate Governance Principles

The Board has adopted Principles of Corporate Governance in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, executive sessions, committee responsibilities and assignments, director access to management and independent advisors, stockholder engagement, director compensation, director orientation and continuing education, Board and committee performance evaluations and management succession planning. A copy of the Principles of Corporate Governance is available on New Rubicon’s website at https://investors.rubicon.com.

Director Compensation

Information relating to director compensation following the Business Combination is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Management of New Rubicon After the Business Combination—New Rubicon Officer and Director Compensation Following the Business Combination” beginning on page 208, which information is incorporated herein by reference.

Incentive Plan

The Incentive Plan was approved by Founder’s shareholders at the Extraordinary Meeting. A description of the Incentive Plan is set forth in the section of the Proxy Statement/Consent Solicitation Statement/Prospectus entitled “Proposal 6—The Share Plan Proposal” beginning on page 122 and is incorporated herein by reference. A copy of the complete text of the Incentive Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive and Director Compensation of Founder

None of Founder’s executive officers or directors have received any cash compensation for services rendered to Founder. The Sponsor and Founder’s executive officers and directors, or their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on Founder’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Prior to the Closing, Founder’s audit committee reviewed on a quarterly basis all payments that were made by Founder to the Sponsor and Founder’s executive officers or directors, or their affiliates. Any such payments prior to the Closing were made using funds held outside Founder’s trust account. Other than quarterly audit committee review of such reimbursements, Founder did not have any additional controls in place governing Founder’s reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred in connection with activities on Founder’s behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, was paid by Founder to the Sponsor or Founder officers, or their respective affiliates, prior to the Closing. Founder was not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

Executive and Director Compensation of New Rubicon

As an emerging growth company, New Rubicon has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Exchange Act, when detailing the executive compensation of New Rubicon’s executives. This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer of Rubicon and the two next most highly compensated executive officers of Rubicon for the fiscal year ended December 31, 2021. These individuals are referred to as New Rubicon’s “Named Executive Officers” or “NEOs.”

Summary Compensation Table

The compensation reported in this summary compensation table below is not necessarily indicative of how New Rubicon will compensate its Named Executive Officers in the future. New Rubicon expects that it will continue to review, evaluate and modify its compensation framework as a result of becoming a publicly-traded company and New Rubicon’s compensation program could vary significantly from its historical practices.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)		All Other Compensation ($)(2)	Total ($)
Nate Morris	2021	$686,159	$390,332	—		$15,913	$1,092,404
Chief Executive Officer	2020	$545,748	$297,183	—		$11,438	$854,369

Philip Rodoni	2021	$582,495	$305,810	—		$8,930	$897,235
Chief Technology Officer	2020	$490,772	$205,019	$197,880	(3)	$6,846	$900,517

Michael Heller	2021	$471,471	$247,522	—		$21,221	$740,214
Chief Administrative Officer	2020	$440,607	$116,056	$2,517	(3)	$16,268	$575,448

(1)	Amounts in this column include discretionary annual bonuses, as described under “Narrative Disclosure to the Summary Compensation Table—Annual Cash Bonuses” below.

(2)	Amounts in this column include payments of premiums for long-term and short-term disability and additional life insurance and Rubicon matching contributions under its 401(k) plan.

(3)	Represents the grant date fair value of incentive units granted on April 16, 2020 in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which was $4.08 per incentive unit. For more information regarding the incentive units, see “Narrative Disclosure to the Summary Compensation Table—Long-Term Equity Compensation” below.

Narrative Disclosure to the Summary Compensation Table

The compensation described in the narrative disclosure below is not necessarily indicative of how New Rubicon will compensate its Named Executive Officers in the future.

Principal Objectives of New Rubicon’s Compensation Program for Named Executive Officers

Historically, Rubicon’s executive compensation program has reflected its growth and development-oriented corporate culture. To support this culture, the following objectives have guided Rubicon and will guide New Rubicon’s decisions with respect to the compensation provided to its NEOs:

●	attract, retain and incentivize highly effective executives who share New Rubicon’s values and philosophy;

●	align the interests of New Rubicon’s NEOs with the interests of New Rubicon’s interest holders; and

●	reward New Rubicon’s NEOs for creating value for New Rubicon’s interest holders in the long-term.

Employment Agreements

Each of Messrs. Morris, Rodoni and Heller entered into employment agreements with Rubicon. Mr. Morris entered into an amended and restated employment agreement with Rubicon (formerly known as Rubicon Global Holdings, LLC) effective as of February 9, 2021, which was further amended as of April 21, 2022 and August 10, 2022 (as amended from time to time, the “Morris Employment Agreement”). Mr. Rodoni entered into an employment agreement with Rubicon, dated as of November 17, 2016 (as amended from time to time, the “Rodoni Employment Agreement”). Mr. Heller entered into an employment agreement with Rubicon, dated as of November 17, 2016 (as amended from time to time, the “Heller Employment Agreement” and, together with the Morris Employment Agreement and Rodoni Employment Agreement, the “Employment Agreements”).

In addition to standard terms relating to base salary, annual cash bonus, and benefits eligibility, the Employment Agreements provide for severance in the event of certain terminations of employment, as described under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Severance Under Employment Agreements” below. The Employment Agreements also contain special performance bonuses and other benefits in connection with certain sale or other transactions, which are described under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Sale and IPO Events under Employment Agreements” below.

Pursuant to the Employment Agreements, each NEO is subject to customary confidentiality, intellectual property, non-competition and non-solicitation covenants. The non-competition and non-solicitation covenants extend for 24 months following the NEO’s termination of employment.

Base Salary

Each NEO receives a base salary to compensate them for the satisfactory performance of services rendered to New Rubicon. Pursuant to the Employment Agreements, each NEO is entitled to at least a 15% increase in base salary each year, which may be further adjusted upward by the Compensation Committee from time to time. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for the NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent and were originally established in the Employment Agreements. As of December 31, 2021, the NEO’s base salaries were as follows: (i) Mr. Morris, $686,159, (ii) Mr. Rodoni, $582,495, and (iii) Mr. Heller, $471,471. The base salaries received by each NEO for 2021 are set forth in the “Summary Compensation Table” above.

Annual Cash Bonuses

Pursuant to the Employment Agreements, the NEOs have the opportunity to earn discretionary annual performance-based cash bonuses, based upon the achievement of key performance indicators, as determined by the Compensation Committee, and other pre-established factors, such as leadership and adherence to New Rubicon’s mission and values, capital fundraising, recruiting talent, managing New Rubicon’s business, and New Rubicon’s achievement of adjusted gross profit goals established by the Compensation Committee. Mr. Morris’s annual target bonus is 100% of his base salary, and each of Messrs. Rodoni and Heller have an annual target bonus of 50% of his base salary.

The Compensation Committee retains ultimate discretion over all bonus payouts, and no annual bonuses are paid unless approved by the Compensation Committee. Annual cash bonus awards for 2021 are set forth in the “Summary Compensation Table” above.

Long-Term Equity Compensation

Prior to Business Combination

Prior to the consummation of the Business Combination, Rubicon maintained a Profits Participation Plan (the “Incentive Unit Plan”) and a Unit Appreciation Rights Plan (the “Phantom Unit Plan”). Each of the NEOs, other than Mr. Morris, previously received grants of profits interests (“denominated as “incentive units”) under the Incentive Unit Plan in 2015, 2016, 2017, 2018 and 2020; however, no NEO has received a grant of unit appreciation rights (denominated as “phantom units”) under the Phantom Unit Plan. Information regarding the incentive units granted to the NEOs is set forth in the “Outstanding Equity Awards at 2021 Fiscal Year End Table” below. No incentive units were granted to NEOs during 2021. The incentive units attributable to Mr. Heller in the “Summary Compensation Table” above and the “Outstanding Equity Awards at 2021 Fiscal Year End Table” below were granted to Coachcash Holdings, LLC, but are attributed to Mr. Heller due to his family’s beneficial interest in the ownership of Coachcash Holdings, LLC. As of the consummation of the Business Combination, the Phantom Unit Plan and Incentive Unit Plan were no longer in effect.

The incentive units generally vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over the next 36 months. Any unvested incentive units are forfeited upon the termination of the NEO’s employment. The incentive units were also subject to accelerated vesting in connection with certain events, as described under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Incentive Units” below. However, in connection with the consummation of the Business Combination, all outstanding incentive units were fully accelerated and converted into Class B Units and Domestication Class V Common Stock issuable pursuant to the Merger Agreement.

Following the Business Combination

In connection with the Business Combination, New Rubicon adopted the Incentive Plan to enhance New Rubicon’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Under the 2022 amendment to the Morris Employment Agreement, Mr. Morris is entitled to a grant of 4,821,357 RSUs pursuant to the Incentive Plan, which represents 3% of the issued and outstanding shares of New Rubicon immediately following the consummation of the Business Combination (the “Time-Based Grant”). The Time-Based Grant vests ratably on the first three anniversaries of the consummation of the Business Combination. Under the 2022 amendment to the Morris Employment Agreement, Mr. Morris is entitled to a grant of 2,410,679 RSUs pursuant to the Incentive Plan, which represents 1.5% of the issued and outstanding shares of New Rubicon immediately following the consummation of the Business Combination (the “Performance-Based Grant” and together with the Time-Based Grant, the “Founder RSU Grants”). The Performance-Based Grant will be subject to performance-based vesting established by the Compensation Committee. The Founder RSU Grants are subject to accelerated vesting in connection with certain events, as described under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Severance Under Employment Agreements” below. The Founder RSU Grants will be issued as soon as reasonably practicable after the filing and effectiveness of the Form S-8 registration statement for the Incentive Plan.

Outstanding Equity Awards at 2021 Fiscal Year-End Table

The following table shows all outstanding equity awards held by the NEOs as of December 31, 2021, which consisted solely of incentive units in Rubicon.

		Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (3)	Option Exercise Price	Option Expiration Date
Nate Morris		0	0	N/A	N/A

Philip Rodoni
Award 1	June 28, 2015	163,841	0	N/A	N/A
Award 2	July 24, 2015	70,217	0	N/A	N/A
Award 3	February 12, 2016	58,515	0	N/A	N/A
Award 4	July 25, 2017	41,725	0	N/A	N/A
Award 5	December 11, 2017	66,520	0	N/A	N/A
Award 6	October 15, 2018	40,082	0	N/A	N/A
Award 7	April 16, 2020	20,205	28,295	N/A	N/A

Michael Heller
Award 1	June 28, 2015	175,544	0	N/A	N/A
Award 2	July 24, 2015	140,435	0	N/A	N/A
Award 3	February 12, 2016	90,000	0	N/A	N/A
Award 4	July 25, 2017	70,574	0	N/A	N/A
Award 5	December 11, 2017	94,826	0	N/A	N/A
Award 6	October 15, 2018	78,849	0	N/A	N/A
Award 7	April 16, 2020	258	359	N/A	N/A

(1)	The incentive units do not require the payment of an exercise price, but are economically similar to options or stock appreciation rights because they have no value for tax purposes as of the grant date and will obtain value only as the value of the underlying value of the security rises above its grant date value (referred to as the “distribution threshold”). The distribution threshold for these incentive units ranges from $54,900,000 to $468,122,000.

(2)	Amounts in this column represent vested incentive units as of December 31, 2021.

(3)	Amounts in this column represent unvested incentive units as of December 31, 2021. These incentive units began vesting as to 25% of the first anniversary of the grant date and in equal monthly installments for the following 36 months.

Additional Narrative Disclosure

Retirement, Health and Welfare Benefits

Each NEO is eligible to participate in employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, long-term care benefits, and short- and long-term disability and life insurance, to the same extent as New Rubicon’s other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs are also eligible to participate in a 401(k) defined contribution plan, subject to limits imposed by the Internal Revenue Code, to the same extent as New Rubicon’s other full-time employees. New Rubicon matches up to 50% of the first 4% of contributions made by participants in the 401(k).

Potential Payments Upon Termination or Change in Control

Severance Under Employment Agreements

Under the Morris Employment Agreement, if Mr. Morris is terminated without “Cause” or if he resigns with “Good Reason,” he is eligible to receive: (a) a lump sum payment of 18 months of base salary, (b) a pro-rated annual bonus based on a target of 100% of base salary, (c) COBRA continuation coverage for up to 18 months, (d) continued eligibility to receive any special performance bonus upon a subsequent “Sale Event” or “IPO” (described under “—Sale or IPO Events Under Employment Agreements” below), and (e) pursuant to the 2022 amendment to the Morris Employment Agreement, accelerated vesting of his Founder RSU Grants, with the Performance-Based Grant remaining subject to achievement of the applicable performance goals. In addition, pursuant to the 2022 amendment to the Morris Employment Agreement, the Founder RSU Grants will also accelerate upon a change of control (as defined in the Incentive Plan) whereby Mr. Morris ceases to be the Chief Executive Officer of the surviving entity and upon Mr. Morris’s death or disability, with the Performance-Based Grant remaining subject to achievement of the applicable performance goals.

As used in the Morris Employment Agreement:

●	“Cause” generally includes (i) willful engagement in dishonesty, illegal conduct or gross misconduct which is materially injurious to New Rubicon or its affiliates, (ii) embezzlement, misappropriation or fraud, (iii) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving dishonesty, (iv) the willful unauthorized disclosure of confidential information, or (v) violation of confidentiality, non-solicit or non-compete provisions.

●	“Good Reason” generally includes (i) a reduction in base salary or annual performance bonus, (ii) a relocation of the principal place of employment, (iii) New Rubicon’s material breach of or failure to obtain the assumption of the Morris Employment Agreement, (iv) a failure to nominate Mr. Morris for election to the board of directors, (v) a material, adverse change in position, title, authority, duties or reporting responsibilities or the reporting structure applicable to Mr. Morris, subject to standard notice and cure periods.

Under the Rodoni Employment Agreement and the Heller Employment Agreement, if Mr. Rodoni or Mr. Heller is terminated without “Cause,” if he resigns with “Good Reason” or if his termination is as a result of his disability, he is eligible to receive: (a) 1.5 times the sum of his base salary and target bonus, payable in installments over 18 months, (b) COBRA continuation coverage for up to 18 months, and (c) continued eligibility to receive any special performance bonus upon a subsequent “Sale Event” or “IPO” (described under “—Sale or IPO Events Under Employment Agreements” below). In addition, if Mr. Rodoni’s or Mr. Heller’s termination without Cause or resignation with Good Reason occurs within 24 months following a Sale Event or IPO, he will also receive a lump sum equal to his base salary and his annual performance bonus at 50% of base salary, in each case, for the remainder of the 24-month period.

As used in the Rodoni Employment Agreement and the Heller Employment Agreement:

●	“Cause” generally includes (i) conviction of, or plea of guilty or nolo contendere to, a felony, (ii) willful misconduct or gross negligence in the conduct of his duties that is injurious to New Rubicon or its affiliates, following written notice and a 30-day cure period, (iii) willful failure to abide by reasonable and lawful instructions of the board of directors, following written notice and a 30-day cure period or (iv) violation of confidentiality, non-solicit or non-compete provisions.

●	“Good Reason” generally includes (i) a reduction in base salary, (ii) a material reduction in benefits, (iii) reduction or adverse change of position, title, duties or reporting responsibilities, or (iv) New Rubicon’s material breach of the Employment Agreement, subject to standard notice and cure periods.

Sale or IPO Events Under Employment Agreements

Each of the NEOs is eligible to receive certain bonuses under the Employment Agreements in connection with the consummation of a “Sale Event” and/or “IPO” as more fully described below. For purposes of the Employment Agreements:

●	“IPO” generally means a traditional initial public offering of Rubicon or its successor.

●	“Sale Event” generally includes (i) the transfer of all or substantially all of Rubicon’s assets, (ii) a consolidation, merger, acquisition, or other transaction in which the holders of the voting power of Rubicon immediately prior to such transaction hold less than a majority in voting power of Rubicon or the surviving company immediately following such transaction, or (iii) a grant of an exclusive license to all or substantially all of the intellectual property that constitutes an effective disposition of such intellectual property. In addition, a Sale Event includes a transaction pursuant to which a special purpose acquisition company merges with or otherwise acquires Rubicon or its operating subsidiaries. The Business Combination was considered a Sale Event for purposes of the Employment Agreements.

Morris Employment Agreement

Under the Morris Employment Agreement, Mr. Morris is eligible for two bonuses: (a) a special performance bonus equal to 2% of the transaction value upon a Sale Event or IPO prior to February 9, 2023 that has a transaction value in excess of $1.2 billion (which increases to 4% if the transaction value exceeds $1.5 billion and to 6% if the transaction value exceeds $1.85 billion) and (b) a retention bonus equal to 100% of his base salary upon a Sale Event. In the event of a termination of employment prior to the Sale Event or IPO other than a termination for Cause or a resignation without Good Reason, Mr. Morris remains eligible to receive the special performance bonus. In addition, in the event of Mr. Morris’s death or disability between the notification of the Sale Event and its consummation, Mr. Morris would receive a pro-rata portion of the retention bonus.

In connection with the Business Combination and in satisfaction of the special performance bonus and the retention bonus, in accordance with the August 2022 amendment to the Morris Employment Agreement, Mr. Morris (i) received $20 million in cash and (ii) following effectiveness of a Form S-8 registration statement, will receive (A) 3,561,469 RSUs plus (B) a number of RSUs having a grant date value $5,000,000, in each case, which vest on the date that is six months following the consummation of the Business Combination.

Rodoni Employment Agreement

Under the Rodoni Employment Agreement, Mr. Rodoni is eligible for three bonuses: (a) a special performance bonus of $6,500,000 (or $7,475,000 if paid in equity rather than cash) upon a Sale Event or IPO, grossed up for any state, federal and payroll taxes that may be due as a result of such bonus, (b) a retention bonus of 100% of his base salary as of December 31, 2021 ($582,495) upon a Sale Event, and (c) a post-sale retention bonus of two times his base salary as of December 31, 2021 ($1,164,990) if Mr. Rodoni remains employed following a Sale Event or IPO. In the event of Mr. Rodoni’s death or disability prior to a Sale Event, Mr. Rodoni would receive a pro-rata portion of the retention bonus.

In connection with the Business Combination and in satisfaction of the special performance bonus, the retention bonus and the post-sale retention bonus, Mr. Rodoni (i) received approximately $1.75 million in cash and (ii) following effectiveness of a Form S-8 registration statement, will receive 1,578,669 RSUs which vest on the date that is six months following the consummation of the Business Combination.

Heller Employment Agreement

Under the Heller Employment Agreement, Mr. Heller is eligible for four bonuses: (a) a special performance bonus of $2,725,000 upon a Sale Event or IPO with an enterprise value of $1 billion (which is increased to $4,725,000 if the enterprise value exceeds $1.5 billion), grossed up for any state, federal and payroll taxes that may be due as a result of such bonus, (b) a retention bonus of 100% of his base salary as of December 31, 2021 ($471,471) upon a Sale Event, (c) a post-sale retention bonus of two times his base salary as of December 31, 2021 ($942,943) if Mr. Heller remains employed following a Sale Event or IPO, and (d) an additional bonus of $1,719,284 upon a Sale Event or IPO, grossed up for any state, federal and payroll taxes that may be due as a result of such bonus. In the event of Mr. Heller’s death or disability prior to a Sale Event, Mr. Heller would receive a pro-rata portion of the retention bonus.

In connection with the Business Combination and in satisfaction of the special performance bonus, the retention bonus, the post-sale retention bonus and the additional bonus, Mr. Heller (i) received approximately $1.41 million in cash and (ii) following effectiveness of a Form S-8 registration statement, will receive 1,173,822 RSUs which vest on the date that is six months following the consummation of the Business Combination.

Incentive Units

The incentive units vest in full upon a “Change of Control.” Under the Incentive Unit Plan, “Change of Control” generally includes (i) a sale of 50% of the equity securities of Rubicon to a third party, (ii) a merger or consolidation of Rubicon resulting in the existing Rubicon owners holding less than 50% of the equity securities of the surviving company, or (iii) a sale of all or substantially all of the assets of Rubicon to a third party. Pursuant to a joint written consent of the board of managers of Rubicon and a super-majority of the holders of incentive units, effective April 26, 2022, “Change of Control” under the Incentive Unit Plan was amended to specifically include the Business Combination.

Director Compensation

The table set forth below details the compensation paid to directors of Rubicon for fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Brent Callinicos	—	—		—
Andres Chico	—	—		—
Ambassador Paula J. Dobriansky	—	$95,130	(2)	$95,130
Stephen Goldsmith	—	—		—
Steve Koonin	—	—		—
Elizabeth Montoya	—	—		—
Lane Moore	—	—		—
Michael A. Nutter	—	—		—
Oscar Salazar	—	—		—
Nicholas Walrod	—	—		—
Bob Wickham	—	—		—

(1)	Amounts in this column represent the aggregate grant date fair value of options granted during fiscal 2021, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please read Note 10 to Rubicon’s consolidated financial statements for the fiscal year ended December 31, 2021.

(2)	Represents 10,500 incentive units granted on June 10, 2021, all of which remained unvested as of December 31, 2021. 25% vested on June 10, 2022 and the remainder vest in equal monthly installments for the following 36 months. For more information regarding the incentive units, see “Narrative Disclosure to the Summary Compensation Table—Long-Term Equity Compensation—Prior to Business Combination” above.

Other than an award of 10,500 incentive units made to Ambassador Dobriansky on June 10, 2021, no other compensation was provided by Rubicon to its non-employee directors for the year ended December 31, 2021. In connection with the Business Combination, Ambassador Dobriansky’s incentive units were accelerated and converted into the right to receive consideration pursuant to the Merger Agreement.

Rubicon has historically reimbursed its non-employee directors’ travel expenses for travel to and from board meetings. Mr. Morris and Ms. Montoya were the only employee directors of Rubicon for the year ended December 31, 2021 and received no additional compensation for their service as directors. The compensation received by Mr. Morris as an employee of Rubicon is set forth under “Summary Compensation Table” above.

Following the Business Combination, the Board adopted a director compensation policy, pursuant to which New Rubicon’s non-employee directors will receive the following:

●	Annual cash retainer of $75,000 for service on the Board;

●	Additional annual cash retainers of $25,000 for service as the chair of the Audit Committee, the Compensation Committee, the Corporate Citizenship Committee or the Nominating and Corporate Governance Committee;

●	Additional annual cash retainers of $25,000 (per committee) for service as a member of the Audit Committee, the Compensation Committee, the Corporate Citizenship Committee or the Nominating and Corporate Governance Committee;

●	Initial equity grant of RSUs under the Incentive Plan with a value of approximately $500,000; and

●	Annual equity grant of RSUs under the Incentive Plan with a value of approximately $250,000 in connection with New Rubicon’s annual meetings.

The director compensation policy also provides each director with reimbursement for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of the Board and its committees. In accordance with the director compensation policy, each non-employee director will receive their initial RSU grant in connection with New Rubicon’s filing of a Form S-8 registration statement for the Incentive Plan.

Certain Relationships and Related Party Transactions

The Board has adopted a written policy regarding the review and approval or disapproval by the Audit Committee of transactions between New Rubicon or any of its subsidiaries and any related person (defined to include New Rubicon’s executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of Common Stock or securities exchangeable for Common Stock, and any immediate family member of any of the foregoing persons) in which one or more of such related persons has a direct or indirect interest (each a “Related Party”). In approving or rejecting any such transaction, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or disapproval of the transaction.

Certain relationships and related party transactions of New Rubicon and Rubicon are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Certain Relationships and Related Transactions” beginning on page 213, which description is incorporated herein by reference.

Certain Related Parties entered into Subscription Agreements upon the signing of the Merger Agreement, whereby at Closing, Guardians of New Zealand Superannuation (a greater than 5% beneficial owner of Common Stock) was issued 3,300,000 shares of Domestication Class A Common Stock at a per share purchase price of $10.00 per share, and MBI Holdings LP, an entity beneficially owned by Jose Miguel Enrich (a greater than 5% beneficial owner of Common Stock), was issued 660,000 shares of Domestication Class A Common Stock at a per share purchase price of $10.00 per share. On August 12, 2022, Bolis Holdings LP, DRG Holdings LP, and Pequeno Holdings LP, entities controlled by Jose Miguel Enrich, entered into Subscription Agreements for $1.4 million, $1.5 million and $1.5 million, respectively, for the purchase of Domestication Class A Common Stock at a per share price of $10.00 on substantially similar terms as the other PIPE Investors. At the Closing, Bolis Holdings LP, DRG Holdings LP, and Pequeno Holdings LP were issued 140,000, 150,000, and 150,000 shares of Domestication Class A Common Stock, respectively.

The information set forth in the Introductory Note under the heading “Rubicon Equity Investment Agreement” is incorporated herein by reference.

The information set forth in “Item 1.01. Entry Into a Material Definitive Agreement” under the headings “Eighth Amended and Restated Limited Liability Company Agreement of Rubicon Technologies Holdings, LLC”, “Tax Receivable Agreement”, “A&R Registration Rights Agreement”, and “Indemnification Agreements” is incorporated herein by reference.

Certain of the Related Parties received Class B Units (and an equivalent number of Domestication Class V Common Stock) as merger consideration for their prior interests in Rubicon. Persons receiving Class B Units entered into the A&R LLCA and TRA with New Rubicon and Rubicon at Closing. Related Parties to the A&R LLCA and TRA include Messrs. Rodoni (Chief Technology Officer), Anderson (Chief Financial Officer), Meyer (General Counsel), Callinicos (Director) and Owston (Interim Chief Commercial Officer), Amb. Dobriansky (Director), RGH, Inc. (greater than 5% beneficial owner), MBI Holdings LP (greater than 5% beneficial owner), RUBCN Holdings LP (controlled by a greater than 5% beneficial owner), RUBCN IV LP (controlled by a greater than 5% beneficial owner), and RUBCN Holdings V LP (controlled by a greater than 5% beneficial owner).

Related Parties to the A&R Registration Rights Agreement include Sponsor (greater than 5% beneficial owner), RGH, Inc., MBI Holdings LP, RUBCN Holdings LP, RUBCN IV LP, RUBCN Holdings V LP, GFAPCH FO, S.C., Jose Miguel Enrich, Guardians of New Zealand Superannuation, and Messrs. Morris (Chairman and Chief Executive Officer), Rodoni, Heller (Chief Administrative Officer), Anderson, de Viel Castel (Chief Operations Officer), Allegretti (Chief Strategy Officer), Meyer, Rachelson (Chief Sustainability Officer), Sampson (Chief Marketing & Communications Officer), Owston, and Chico (Director).

On July 19, 2022, the board of directors of Rubicon unanimously approved term loans from certain of its members, affiliates and officers in an aggregate amount of $4,650,000 (each an “Insider Loan”). The Insider Loans had a maturity date of the earlier of the Closing Date or August 15, 2022. In addition to a ten percent interest rate, each Insider Loan had a loan fee (the “Loan Fee”) equal to fifteen percent of the principal amount of the loan, less all accrued interest thereunder. Phil Rodoni, the Chief Technology Officer of Rubicon, entered into an Insider Loan with Rubicon for $1,100,000, which, inclusive of all interest and the Loan Fee, was repaid at Closing by New Rubicon for $1,265,000. Michael Heller, the Chief Administrative Officer of Rubicon, entered into an Insider Loan with Rubicon for $400,000, which, inclusive of all interest and the Loan Fee, was repaid at Closing by New Rubicon for $460,000. David Rachelson, the Chief Sustainability Officer of Rubicon, entered into an Insider Loan with Rubicon for $150,000, which, inclusive of all interest and the Loan Fee, was repaid at Closing by New Rubicon for $172,500. DGR Compound Inc., an entity controlled by Andres Chico, a director of Rubicon, entered into an Insider Loan with Rubicon for $1,000,000, which, inclusive of all interest and the Loan Fee, was repaid at Closing by New Rubicon for $1,150,000. Bolis Holdings LP and Pequeno Compound Inc., entities controlled by Jose Miguel Enrich, a greater than 5% beneficial owner of New Rubicon, entered into Insider Loans with Rubicon for an aggregate amount of $2,000,000, which, inclusive of all interest and the Loan Fee, were repaid at Closing by New Rubicon for $2,300,000. A copy of the form of Insider Loan is filed as Exhibit 10.15 to this Current Report on Form 8-K and is incorporated herein by reference.

Legal Proceedings

In the ordinary course of business, New Rubicon is or may be involved in various legal or regulatory proceedings, claims or purported class actions related to alleged infringement of third-party patents and other intellectual property rights, commercial, corporate and securities, labor and employment, wage and hour and other claims. In management’s opinion, resolution of all current matters is not expected to have a material adverse impact on New Rubicon’s consolidated results of operations, cash flows or financial position.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

On August 16, 2022, the Domestication Class A Common Stock and Domestication Public Warrants began trading on the NYSE under the symbols “RBT” and “RBT WS”, respectively. As of the Closing Date and following the completion of the Business Combination, New Rubicon had approximately 46,300,005 shares of Domestication Class A Common Stock issued and outstanding held of record by 22 holders, approximately 114,411,906 shares of Domestication Class V Common Stock issued and outstanding held of record by 160 holders, and approximately 30,016,851 Warrants outstanding held of record by 3 holders. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividends

New Rubicon has not paid any cash dividends on shares of its Common Stock to date. The payment of any dividends is within the Board’s discretion. It is the present intention of the Board to retain all earnings, if any, for use in New Rubicon’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

The Common Stock and Warrants issued in connection with the sales below were not registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

On April 27, 2021, the Sponsor purchased 7,906,250 Founder Class B Shares for $25,000 in the aggregate. On August 15, 2022, the 7,906,260 Founder Class B Shares converted into 7,906,250 shares of Domestication Class A Common Stock, and thereafter, the Sponsor forfeited 160,000 shares of Domestication Class A Common Stock pursuant to the Rubicon Equity Investment Agreement and 1,000,000 shares of Domestication Class A Common Stock pursuant to the Sponsor Forfeiture Agreement.

On October 19, 2021, the Sponsor and Jefferies LLC purchased an aggregate of 14,204,375 Founder Private Placement Warrants for an aggregate purchase price of $14,204,375. On August 15, 2022, the 14,204,375 Founder Private Placement Warrants converted into 14,204,375 Domestication Private Warrants.

On the Closing Date, pursuant to the Subscription Agreements, the PIPE Investors purchased 12,100,000 shares of Domestication Class A Common Stock at a price of $10.00 per share, or $121,000,000 in the aggregate.

On the Closing Date, pursuant to the Rubicon Equity Investment Agreement, Rubicon issued 160,000 shares of Domestication Class A Common Stock in partial satisfaction of a $8,000,000 advance by the New Equity Holders.

Description of Registrant’s Securities

Capital Stock

Authorized and Outstanding Stock

The Charter authorizes the issuance of 975,000,000 shares of capital stock, consisting of (i) 690,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 275,000,000 shares of Class V common stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The Charter authorizes two classes of common stock, Class A common stock and Class V common stock, each with a par value of $0.0001. As of August 15, 2022, there were 46,300,005 shares of Domestication Class A Common Stock issued and outstanding and 114,411,906 shares of Domestication Class V Common Stock issued and outstanding.

Pursuant to the A&R LLCA, Class B Units are exchangeable into an equivalent number of shares of Domestication Class A Common Stock, subject to certain limitations and adjustments, at the election of the holder thereof or pursuant to a mandatory redemption at the election of New Rubicon (as managing member of Rubicon). Upon the exchange of any Class B Units, New Rubicon will retire an equivalent number of shares of Domestication Class V Common Stock held by such holder of exchanged Class B Units.

Preferred Stock

The Charter provides that up to 10,000,000 shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Domestication Class A Common Stock and Domestication Class V Common Stock and could have anti-takeover effects. The Board’s ability to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of New Rubicon or the removal of existing management. New Rubicon has no preferred stock outstanding at the date hereof. Although New Rubicon does not currently intend to issue any shares of preferred stock, New Rubicon cannot assure you that New Rubicon will not do so in the future.

Dividends and Other Distributions

Under the Charter, holders of Domestication Class A Common Stock are entitled to receive ratable dividends, if any, as may be declared from time to time by the Board out of legally available assets or funds. There are no current plans to pay cash dividends on Domestication Class A Common Stock for the foreseeable future. In the event of New Rubicon’s liquidation, dissolution or winding up, holders of Domestication Class A Common Stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Domestication Class V Common Stock has no economic rights and shares of Domestication Class V Common Stock are not entitled to receive any assets upon dissolution, liquidation or winding up of New Rubicon, nor can such shares participate in any dividends or distributions of New Rubicon.

New Rubicon is a holding company with no material assets other than its interest in Rubicon. New Rubicon intends to cause Rubicon to make distributions to holders of Class A Units and Class B Units in amounts such that the total cash distributions from Rubicon to the holders are sufficient to enable each holder to pay all applicable taxes on taxable income allocable to such holder and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by New Rubicon.

The A&R LLCA generally provides that pro rata cash tax distributions will be made to holders of Class A Units and Class B Units (including New Rubicon) at certain assumed tax rates. New Rubicon anticipates that the distributions New Rubicon will receive from Rubicon may, in certain periods, exceed its actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Domestication Class A Common Stock. New Rubicon will have no obligation to distribute such cash (or other available cash other than any declared dividend) to stockholders. New Rubicon also expects, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Class A Units pursuant to the A&R LLCA, to maintain one-for-one parity between Class A Units held by New Rubicon and shares of Domestication Class A Common Stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Charter, the holders of Domestication Class A Common Stock and Domestication Class V Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. Holders of Domestication Class A Common Stock and Domestication Class V Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Domestication Class A Common Stock and Domestication Class V Common Stock under the Charter. Under the Charter, directors are elected by a plurality voting standard, whereby stockholders may not give more than one vote per share towards any one director nominee. There are no cumulative voting rights.

Preemptive or Other Rights

The Charter does not provide for any preemptive or other similar rights.

Limitations on Liability and Indemnification of Officers and Directors

The Charter and Bylaws (as defined below) limit the liability of directors, and provide for the indemnification of current and former officers and directors, in each case, to the fullest extent permitted by Delaware law.

New Rubicon has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Charter and Bylaws. The Charter and Bylaws also permit New Rubicon to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions.

In connection with the Closing, Founder purchased a tail policy with respect to liability coverage for the benefit of former Founder officers and directors. New Rubicon will maintain such tail policy for a period of no less than six (6) years following the Closing.

These provisions may discourage stockholders from bringing a lawsuit against New Rubicon’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit New Rubicon and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent New Rubicon pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

New Rubicon believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Exclusive Forum

The Charter provides that, unless New Rubicon selects or consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of the foregoing, “internal corporate claims” means claims, including claims in the right of New Rubicon that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the Delaware General Corporation Law (“DGCL”) confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring any interest in any shares of Domestication Class A Common Stock or Domestication Class V Common Stock will be deemed to have notice of and consented to the provisions of this provision.

Certain Anti-Takeover Provisions of Delaware Law; New Rubicon’s Certificate of Incorporation and Bylaws

The Charter and Bylaws contain, and the DGCL contains, provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce New Rubicon’s vulnerability to a hostile change of control and enhance the Board’s ability to maximize stockholder value in connection with any unsolicited offer to acquire New Rubicon. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of New Rubicon by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Domestication Class A Common Stock held by stockholders.

Delaware Law

New Rubicon is governed by the provisions of Section 203 of the DGCL. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of New Rubicon not approved in advance by the Board.

Special Meetings

The Charter provides that special meetings of the stockholders may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of New Rubicon.

Advance Notice of Director Nominations and New Business

The Bylaws state that in order for a stockholder to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the secretary at the principal executive offices of New Rubicon within the time periods set forth in the Bylaws. Such notice must contain, among other things, certain information about the stockholder giving the notice (and the beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business. Stockholder proposals of business other than director nominations cannot be submitted in connection with special meetings of stockholders.

The Bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of New Rubicon.

Supermajority Voting for Amendments to Governing Documents

Certain amendments to the Charter require the affirmative vote of at least 66 2⁄3% of the voting power of all shares of Common Stock then outstanding. The Charter provides that the Board is expressly authorized to adopt, amend or repeal the Bylaws and that stockholders may amend certain provisions of the Bylaws only with the approval of at least 66 2⁄3% of the voting power of all shares of Common Stock then outstanding. These provisions make it more difficult for stockholders to change the Charter or Bylaws and may, therefore, defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to amend the Charter or Bylaws or otherwise attempting to influence or obtain control of New Rubicon.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. The Charter does not provide for cumulative voting. The prohibition on cumulative voting has the effect of making it more difficult for stockholders to change the composition of the Board.

Classified Board of Directors

The Charter provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. The terms of Class I, Class II and Class III directors end at New Rubicon’s 2023, 2024 and 2025 annual meetings of stockholders, respectively. Directors of each class the term of which shall then expire shall be elected to hold office for a three-year term. The Charter provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board and requiring a longer time period to do so. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more meetings of stockholders at which directors are elected.

Removal of Directors; Vacancies

The Charter and Bylaws provide that, so long as the Board is classified, directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2⁄3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Therefore, because stockholders cannot call a special meeting of stockholders, as discussed above, stockholders may only submit a stockholder proposal for the purpose of removing a director at an annual meeting. The Charter and Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office or by a sole remaining director. Therefore, while stockholders may remove a director, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such removal.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. The Charter and Bylaws preclude stockholder action by written consent. This prohibition, combined with the fact that stockholders cannot call a special meeting, as discussed above, means that stockholders are limited in the manner in which they can bring proposals and nominations for stockholder consideration, making it more difficult to effect change in New Rubicon’s governing documents and the Board.

Warrants

As of the Closing Date, there were 30,016,851 Warrants outstanding, consisting of 15,812,476 Domestication Public Warrants and 14,204,375 Domestication Private Warrants. Each whole Warrant entitles the registered holder to purchase one share of Domestication Class A Common Stock at a price of $11.50 per share, subject to adjustment as set forth in the Warrant Agreement.

A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of New Rubicon, including, without limitation, the right to receive dividends or any voting rights, until such Warrant is exercised for shares of Domestication Class A Common Stock. New Rubicon will at all times reserve and keep available a sufficient number of authorized but unissued shares of Domestication Class A Common Stock to permit the exercise in full of all outstanding Warrants.

Warrant Exercise

The Warrants will become exercisable on September 14, 2022 (30 days after the consummation of the Business Combination) and will expire at 5:00 p.m., New York City time on August 15, 2027 (the fifth anniversary of the completion of the Business Combination) or earlier upon redemption or liquidation.

The Warrants may be exercised on or before the expiration date upon surrender of the warrant certificate at the office of the warrant agent, with the subscription form duly executed, and by paying in full the exercise price and all applicable taxes due for the number of Warrants being exercised. No fractional shares will be issued upon exercise of the Warrants. If, by reason of any adjustment made pursuant to the Warrant Agreement, a holder would be entitled, upon the exercise of a Warrant, to receive a fractional interest in a share, New Rubicon will, upon such exercise, round up to the nearest whole number of shares of Domestication Class A Common Stock to be issued to the Warrant holder.

No Warrant will be exercisable for cash, and New Rubicon will not be obligated to issue Domestication Class A Common Stock upon exercise of a Warrant unless the shares of Domestication Class A Common Stock issuable upon exercise of such Warrant have been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrant. In the event that the foregoing condition is not met, the holder of such Warrant will not be entitled to exercise such Warrant for cash and such Warrant may have no value and expire worthless. Notwithstanding the foregoing, in no event will New Rubicon be required to net cash settle any Warrant.

New Rubicon has agreed that as soon as practicable, but in no event later than September 6, 2022 (15 business days after the Closing), New Rubicon will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Domestication Class A Common Stock issuable upon exercise of the Warrants, and to use best efforts to take such action as is necessary to register or qualify such shares for sale under applicable blue sky laws to the extent an exemption is not available. New Rubicon has agreed to use best efforts to cause such registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration of the Warrants. If such registration statement has not been declared effective by November 9, 2022 (the 60th business day following the Closing), Warrant holders will have the right, until such time as such registration statement is declared effective by the SEC, and during any other period when New Rubicon fails to maintain an effective registration statement covering the Domestication Class A Common Stock issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis” pursuant to an available exemption from registration under the Securities Act.

A holder of a Warrant may notify New Rubicon in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (the “maximum percentage”) of the shares of Domestication Class A Common Stock outstanding immediately after giving effect to such exercise. The holder of a Warrant may by written notice increase or decrease the maximum percentage applicable to such holder, on the terms and subject to the conditions set forth in the Warrant Agreement.

Redemption

New Rubicon may, at its option, redeem not less than all of the outstanding Warrants at any time during the exercise period, at a price of $0.01 per Warrant:

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	provided that the last reported sale price of the Domestication Class A Common Stock equals or exceeds $18.00 per share on each of 20 trading days within a 30 trading day period commencing after the Warrants become exercisable and ending on the third trading day prior to the notice of redemption to Warrant holders, and

●	provided that there is an effective registration statement with respect to the Domestication Class A Common Stock underlying such Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption or New Rubicon has elected to require the exercise of the Warrants on a “cashless basis.”

In accordance with the Warrant Agreement, in the event that New Rubicon elects to redeem the outstanding Warrants as set forth above, New Rubicon will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, not less than 30 days prior to the Redemption Date to the registered holders of the Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided above will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

The Warrants may be exercised for cash at any time after notice of redemption is given by New Rubicon and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Warrants will have no further rights, except to receive the redemption price for such holder’s Warrants upon surrender thereof.

If New Rubicon calls the Warrants for redemption as described above, New Rubicon’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Domestication Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Domestication Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the volume-weighted average trading price of the Domestication Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the Warrant holders.

Private Warrants

The Domestication Private Warrants are identical to the Domestication Public Warrants in all material respects, except that (i) the Domestication Private Warrants issued to Jefferies will not be exercisable after October 19, 2026 (five years after the commencement of sales of Founder’s public offering) in accordance with FINRA Rule 5110(g)(8), and (ii) the Domestication Private Warrants held by Sponsor and certain insiders of Founder are subject to certain additional transfer restrictions set forth in the Sponsor Agreement. See the section above entitled “Certain Relationships and Related Party Transactions.”

Indemnification of Directors and Officers

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Further information about the indemnification of New Rubicon’s directors and officers is included in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Limitations on Liability and Indemnification of Officers and Directors” beginning on page 219, which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Prior to the consummation of the Business Combination, the Founder Units, Founder Class A Shares and Founder Public Warrants were listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols, “FOUNU”, “FOUN” and “FOUNW”, respectively. On the Closing Date, all of the issued and outstanding Founder Units separated into their component securities and the Founder Units, Founder Public Warrants and Founder Class A Shares ceased trading on Nasdaq.

In connection with the Business Combination, the Domestication Class A Common Stock and Domestication Public Warrants were approved for listing on NYSE. The Domestication Class A Common Stock and Domestication Public Warrants began trading on NYSE under the symbols “RBT” and “RBT WS” on August 16, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the Subscription Agreements and the Rubicon Equity Investment Agreement set forth above under “Introductory Note” of this Current Report on Form 8-K are incorporated herein by reference. The information regarding unregistered sales of equity securities set forth under “Item 2.01 Completion of Acquisition or Disposition of Assets—Recent Sales of Unregistered Securities” in this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Closing, pursuant to the Merger Agreement, New Rubicon issued 114,411,906 Class B Units to certain former holders of Rubicon Interests (and reserved an additional 4,265,971 Class B Units for issuance to certain former holders of Rubicon Interests upon completion and delivery of certain letter of transmittal documents required pursuant the Merger Agreement). In addition, pursuant to the Merger Agreement, such holders are also entitled to receive a pro rata portion of up to 8,900,840 Earn-Out Units and an equivalent number of shares of Domestication Class V Common Stock, in each case, to be issued by New Rubicon depending upon the performance of the Domestication Class A Common Stock during the five (5) year period following the Closing. Class B Units (including such units issued as Earn-Out Units) may be exchanged for an equivalent number of Domestication Class A Common Stock pursuant to the A&R LLCA. As a result, New Rubicon will issue up to 127,578,717 shares of Domestication Class A Common Stock (inclusive of Earn-Out Units), subject to adjustment for stock splits, stock dividends, reclassifications or similar transactions, in exchange for Class B Units, along with the cancellation of an equal number of shares of Domestication Class V Common Stock, and if not issued in registered transactions, such shares will be issued in reliance upon the exemptions set forth in Sections 3(a)(9) and 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, concurrently with the Domestication, Founder filed the certificate of incorporation of New Rubicon with the Secretary of State of the State of Delaware. The material terms of the Charter and the general effects on the rights of holders of New Rubicon’s capital stock are described in the sections of the Proxy Statement/Consent Solicitation Statement/Prospectus entitled “Proposal 3—The Charter Proposal” beginning on page 108, which information is incorporated herein by reference. A copy of the Charter is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, New Rubicon adopted bylaws (the “Bylaws”). A copy of the Bylaws is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant

The information set forth above under “Introductory Note” and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan

The information set forth under the heading “Equity Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Directors and Executive Officers

The information regarding New Rubicon’s directors and executive officers and the compensation that will be paid to them set forth under the heading “Information about Directors and Executive Officers” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The information regarding Founder’s directors and executive officers and their resignations in connection with the Closing set forth under the heading “Resignations and Appointments” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics

On August 15, 2022, the Board adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all directors, officers, employees, and certain affiliates of New Rubicon. Among other things, the Code establishes certain guidelines and principles relating to ethics, conflicts of interest, corporate opportunities, confidentiality, compliance with laws, insider trading, anti-corruption and bribery, books and records, data security, external communications and political contributions, internal reporting and compliance procedures.

The foregoing description of the Code is not complete and is qualified in its entirety by reference to the complete text of Code, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the Mergers, which fulfilled the definition of a business combination as required by the amended and restated memorandum and articles of association of Founder, dated October 14, 2021, Founder ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material terms of the Mergers are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Proposal 1—The Business Combination Proposal—The Merger Agreement” beginning on page 80, which description is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 15, 2022, New Rubicon issued a press release announcing the consummation of the Business Combination, which is included in this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements of Founder as of December 31, 2021 and for the period from April 26, 2021 (inception) through December 31, 2021 and the related notes beginning on page F-3 of the Proxy Statement/Consent Solicitation Statement/Prospectus are incorporated herein by reference. The unaudited condensed financial statements as of and for the three and six months ended June 30, 2022 and 2021, and the related notes thereto beginning on page 5 of the Form 10-Q, are incorporated herein by reference.

The audited consolidated financial statements of Rubicon as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 and the related notes beginning on page F-37 of the Proxy Statement/Consent Solicitation Statement/Prospectus are incorporated herein by reference. The unaudited consolidated financial statements of Rubicon as of and for the three and six months ended June 30, 2022 and 2021 are set forth in Exhibit 99.2 hereto and are incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 is set forth in Exhibit 99.4 hereto and is incorporated by reference herein.

(d) Exhibits

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1#	Merger Agreement, dated as of December 15, 2021, by and among Founder, Merger Sub, the Blocker Companies, the Blocker Merger Subs and Rubicon.	Form 8-K	001-40910	2.1	December 17, 2021
3.1	Second Amended and Restated Memorandum and Articles of Association of Founder.	Form 8-K	001-40910	3.1	October 20, 2021
3.2	Certificate of Incorporation of Rubicon Technologies, Inc.
3.3	Bylaws of Rubicon Technologies, Inc.
4.3	Specimen Warrant Certificate of Founder.	Form S-1/A	333-258158	4.3	October 12, 2021
4.4	Warrant Agreement, dated October 14, 2021, by and between Founder and Continental Stock Transfer & Trust Company, as warrant agent.	Form 8-K	001-40910	4.1	October 20, 2021
4.5	Amendment of Warrant Agreement, dated August 15, 2022, by and between Rubicon Technologies, Inc. and Continental Stock Transfer & Trust Company, as warrant agent.
4.6	Specimen Class A Common Stock Certificate of Rubicon Technologies, Inc.	Form S-4/A	333-262465	4.5	June 24, 2022

10.1	Letter Agreement, dated October 14, 2021, by and among Founder, its executive officers, its directors and Sponsor.	Form 8-K	001-40910	10.1	October 20, 2021
10.2*	Indemnity Agreements, dated October 14, 2021, by and among Founder and its directors and officers.	Form S-1/A	333-258158	10.4	October 12, 2021
10.3*	Form of Indemnification Agreement of Rubicon Technologies, Inc.
10.4*	Rubicon Technologies, Inc. 2022 Equity Incentive Plan.
10.5#	Amended and Restated Registration Rights Agreement, dated as of August 15, 2022, by and among Founder, Sponsor, Rubicon, and certain equityholders of Rubicon.
10.6	Form of Lock-Up Agreement, by and among Founder, Rubicon and certain equityholders of Rubicon.	Form 8-K	001-40910	10.4	December 17, 2021
10.7	Form of Subscription Agreement by and among Founder and the subscriber parties thereto.	Form 8-K	001-40910	10.3	December 17, 2021
10.8	Sponsor Agreement by and among Founder, Rubicon, Sponsor, and certain insiders of Founder.	Form 8-K	001-40910	10.1	December 17, 2021
10.9#	Eighth Amended and Restated Limited Liability Company Agreement of Rubicon Technologies Holdings, LLC.
10.10#	Tax Receivable Agreement, dated August 15, 2022, by and among New Rubicon, Rubicon, the TRA Representative, and certain former equityholders of Rubicon.
10.11*	Amended and Restated Employment Agreement, by and between Nate Morris and Rubicon Global Holdings, LLC, effective as of February 9, 2021, as amended on April 26, 2022 and August 10, 2022.
10.12*	Employment Agreement, by and between Phil Rodoni and Rubicon Global Holdings, LLC, dated as of November 17, 2016, as amended on April 20, 2019, April 16, 2020, August 4, 2020, January 3, 2021, February 3, 2021, and November 30, 2021.	Form S-4/A	333-262465	10.19	May 12, 2022
10.13*	Employment Agreement, by and between Michael Heller and Rubicon Global Holdings, LLC, dated as of November 17, 2016, as amended on July 11, 2018, January 5, 2019, April 16, 2020, September 17, 2020, January 3, 2021, and February 3, 2021.	Form S-4/A	333-262465	10.20	June 10, 2022
10.14	Rubicon Equity Investment Agreement, dated May 25, 2022, by and among Rubicon, Founder, Sponsor, MBI Holdings LP, David Manuel Gutiérrez Muguerza, Raul Manuel Gutiérrez Muguerza, and Sergio Manuel Gutiérrez Muguerza.	Form S-4/A	333-262465	10.21	June 24, 2022
10.15	Form of Insider Loan, dated July 19, 2022, by and between Rubicon and each of those certain members, affiliates, directors and officers of Rubicon.
10.16	Sponsor Forfeiture Agreement, dated August 15, 2022, by and among Founder, Sponsor and Rubicon.
10.17	Underwriting Agreement, dated October 14, 2021, by and between Founder and Jefferies LLC, as representative of the underwriters.	Form 8-K	001-40910	1.1	October 19, 2021
10.18	Forward Purchase Agreement, dated August 4, 2022, by and among ACM ARRT F LLC, Founder, and Rubicon.	Form 8-K	001-40910	10.1	August 5, 2022

10.19#	Fourth Amendment to Loan and Security Agreement, dated April 26, 2022, by and among Rubicon Global, LLC, RiverRoad Waste Solutions, Inc., Rubicon, Cleanco LLC, Charter Waste Management, Inc. and Pathlight Capital LP.
10.20#	Loan and Security Agreement, dated December 21, 2021, by and among Rubicon Global, LLC, RiverRoad Waste Solutions, Inc., Rubicon, Cleanco LLC, Charter Waste Management, Inc., Rubicon Technologies International, Inc., the lenders thereto, and Mizzen Capital, LP.
10.21#	Fifth Amendment to Loan and Security Agreement, dated April 26, 2022, by and among the lenders thereto, Eclipse Business Capital LLC, Rubicon Global, LLC, RiverRoad Waste Solutions, Inc., Rubicon, Cleanco LLC, and Charter Waste Management, Inc.
14.1	Code of Business Conduct and Ethics of Rubicon Technologies, Inc.
21.1	List of Subsidiaries of New Rubicon.	Form S-4/A	333-262465	21.1	May 12, 2022
99.1	Press Release issued by Rubicon Technologies, Inc. on August 15, 2022.
99.2	Unaudited consolidated financial statements of Rubicon as of and for the three and six months ended June 30, 2022 and the year ended December 31, 2021.
99.3	Rubicon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.4	Unaudited pro forma condensed combined balance sheet as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Indicates management contract or compensatory plan or arrangement.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Nate Morris
	Name:	Nate Morris
	Title:	Chief Executive Officer

Date: August 19, 2022